Information Statement--Page 16
                           YIFAN COMMUNICATIONS, INC.
                          41-60 Main Street, Suite 210
                        Flushing, Queens, New York 11355
                                 (727) 443-3434

                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER

       This Information Statement is being sent by first class mail to all record and beneficial owners of the $.0002 par value common stock ("Old Common") of Yifan Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc.

       On August 28, 2000, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, 32,500,000 shares of Old Common were issued and outstanding. The mailing date of this Information Statement is August 31, 2000.

         NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

       On September 22, 2000, two stockholders (the "Consenting Stockholders") who collectively own 18,500,000 shares, or approximately 57%, of our issued and outstanding Old Common, will consent in writing to the following corporate actions.

                  Amending our Certificate of Incorporation to implement a 1 for 40 reverse split of the issued and outstanding Old Common; Amending our Certificate of Incorporation to increase the authorized capital stock of the Company to 100,000,000 shares of $.008 par value common stock ("New Common") and 10,000,000 shares of $.008 par value preferred stock ("New Preferred"); Ratifying the adoption of an Incentive Stock Plan for our employees; and Ratifying the adoption of a Directors' Option Plan for our non-employee directors; and Ratifying the selection of Want & Ender, Certified Public Accountants, to serve as our auditors for the year ended December 31, 2000.

       The effective time of all such corporate actions will be 12:01 a.m. on September 25, 2000. The Consenting Stockholders will not consent to or consider any other corporate actions.

       The Company will pay the cost of printing and distributing this Information Statement. Brokers, nominees, fiduciaries and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held of record by them, and such custodians will be reimbursed by the Company for their expenses.

       The next annual meeting of the Company's stockholders has been tentatively scheduled for June 11, 2001. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2001 annual meeting is required to submit such proposals to the Company on or before April 20, 2001.

                                INTRODUCTORY NOTE

       This Information Statement discusses the impact of a series of transactions that culminated in a business combination between Yifan Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc., and Yifan.com, Inc, a New York corporation. This business combination (the "Yifan Transaction") closed on July 30, 2000. References to the "Issuer" shall refer to the activities of Yifan Communications, Inc. and its predecessor before the Yifan Transaction. References to "Yifan" shall refer to the activities of Yifan.com, Inc. and its predecessor Yifan LLC prior to the Yifan Transaction. References to the "Company," "we," "us" and "our" shall refer to the Company and our subsidiary after the Yifan Transaction. We have attached a complete copy (without exhibits) of our Current Report on Form 8-K dated August 14, 2000 (the "August 8-K") as part of this Information Statement.

       This Information Statement also refers to the Issuer's Current Report on Form 8-K dated April 17, 2000 (the "April 8-K") and its Report on Form 8-K dated July 30, 2000 (the "July 8-K"). Copies of the April 8-K and the July 8-K are not included in this Information Statement but may be obtained from the SEC's web site at "www.sec.gov." We will mail copies of the April 8-K and the July 8-K to any stockholder upon written request.

       This Information Statement and other documents that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves various risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

Consenting Stockholders

       At December 31, 1999, the Issuer had no ongoing operations, no material assets and unpaid liabilities of approximately $700,000. On March 30, 2000, the Issuer's Board unanimously approved the sale of 15,000,000 shares of the Old Common to Tobem Investments Limited ("Tobem") for $75,000 in cash. Concurrently, the Board appointed Tobem's nominee, Sally A. Fonner of Clearwater, Florida, to serve as a member of the Board until the next annual meeting of the stockholders. After appointing Ms. Fonner to the Board, all of the Issuer's former Directors resigned and Ms. Fonner has been the Issuer's sole Director since March 30, 2000.

       On March 31, 2000, the Company and Tobem entered into a Project Management Agreement (the "PMA") with Capston Network Company ("Capston"), a corporation owned by Ms. Fonner. Under the PMA, Capston was authorized to restructure the Issuer as a "public shell" for the purpose of effecting a business combination with a suitable private company. Capston was also authorized to negotiate the compromise of the Issuer's debts, and to purchase additional shares of Old Common for its own account, if necessary, to provide sufficient cash for the settlement of the Issuer's debts.

       Between March 30, 2000 and July 28, 2000, Capston and Ms. Fonner devoted substantial time and effort to negotiations with the Issuer's creditors. As a result of these negotiations, the Issuer's creditors agreed to accept aggregate cash payments of $88,107 in full and final settlement of all outstanding indebtedness. During this same period, the Issuer incurred total operating expenses of $35,179, for an aggregate cash outflow of $123,286. Of this amount, $75,000 was paid from the cash contributed by Tobem. The $48,286 balance was paid by Capston and accounted for as a purchase of 3,500,000 shares of Old Common. Additional information on the PMA is contained in the Issuer's April 8-K and in our August 8-K, a copy of which is attached hereto.

       At the date of this Information Statement, Tobem and Capston own a total of 18,500,000 shares, or approximately 57% of the 32,500,000 shares of Old Common currently outstanding. On September 22, 2000, Tobem and Capston, acting as the Consenting Stockholders, will consent in writing to the corporate actions described in this Information Statement. The other stockholders of the Issuer will not be given an opportunity to vote with respect to the corporate actions.

Interest of Certain Persons

       Sally A. Fonner, the sole stockholder of Capston, served as the sole Director of the Issuer from March 30, 2000 until August 17, 2000. Capston is the owner of 3,500,000 shares of Old Common and also has a contractual right to purchase up to 12,000,000 shares of Old Common from Tobem at a price of $.005 per share. In connection with the Yifan Transaction, Capston has notified Tobem that it intends to exercise its stock purchase right with respect to 11,000,000 shares of Old Common and relinquish its remaining stock purchase right. This transaction will not take place until after Capston and Tobem have executed the written consents described in this Information Statement. With the exception of Ms. Fonner, no current Director of the Company will be afforded the opportunity to vote or consent with respect to the corporate actions described in this Information Statement. Similarly, no former Director of the Company will be afforded the opportunity to vote or consent with respect to the corporate actions. Ms. Fonner, acting as sole director of the Company, adopted all necessary Board resolutions relating to the corporate actions discussed in this Information Statement on August 14, 2000.

       In connection with the Yifan Transaction, Ms. Fonner appointed Yifan He, Michael Yung, Jeffery Wu and Ahn Tran (collectively the "New Directors") to serve as additional Directors of our Company until the next annual meeting of the stockholders. The New Directors accepted their appointments effective August 17, 2000, and presently constitute a majority of our Company's Board. Each of the New Directors is a former principal stockholder of Yifan. Accordingly, each of the New Directors will be entitled to receive shares of New Common after the Certificate of Amendment described in this Information Statement has been adopted and filed in accordance with Delaware law.

       At the date of this Information Statement, the New Directors are not stockholders of our Company and are not entitled to vote with respect to the corporate actions described in this Information Statement. The New Directors did not participate in the consideration or adoption of the necessary Board resolutions relating to the corporate actions described in this Information Statement.

No Dissenters' Rights of Appraisal

       The corporate actions described in this Information Statement were proposed by the Board and will be approved by the written consent of the holders of a majority of our outstanding shares. Under the General Corporation Law of Delaware, the stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the corporate actions have no right to dissent or require a vote of all our stockholders. Moreover, the Yifan Transaction was structured as a reverse takeover transaction and our stockholders will have no right to consent or otherwise vote with respect to the approval of the Yifan Transaction or the terms thereof. The provisions of the General Corporation Law of Delaware that grant stockholders appraisal rights in connection with certain merger transactions will not be applicable to the Yifan Transaction.

                           MATTERS TO BE ACTED UPON BY
                           THE CONSENTING STOCKHOLDERS

Prior Amendment

       On July 27, 2000, the Consenting Stockholders executed written consents to an amendment to the Issuer's Certificate of Incorporation (the "Prior Amendment") that was filed with the Secretary of State of the State of Delaware on July 28, 2000. The Prior Amendment was operative under Delaware Law as of the filing date, but the corporate changes to be effected by the Prior Amendment will not become effective until September 30, 2000. The effective date of the Prior Amendment was fixed at September 30, 2000, in order to give our Company adequate time to:

         file a Current Report on Form 8-K relating to the Yifan Transaction; distribute this Information Statement to our stockholders at least 20 days before the date fixed for the reverse split and change in authorized capital; and file a new amendment to our Certificate of Incorporation (the "New Amendment") before the effective date of the Prior Amendment.

       The Prior Amendment will be superceded by the New Amendment discussed below. The operative text of the New Amendment will be identical to the operative text of the Prior Amendment, but the effective time of the corporate changes to be implemented by the New Amendment will be 12:01 a.m. on September 25, 2000, rather than September 30, 2000.

New Amendment

       On September 22, 2000, the Consenting Stockholders will consent to the filing of the New Amendment to our Certificate of Incorporation. Thereafter, the New Amendment will be filed with the Secretary of State of the State of Delaware in accordance with Delaware Law.

       When the New Amendment becomes effective at 12:01 a.m. on September 25, 2000, it will (a) implement a 1 for 40 reverse split of the Old Common and (b) increase our Company's authorized capitalization to 100,000,000 shares of $0.008 par value common stock ("New Common") and 10,000,000 shares of $0.008 par value preferred stock ("New Preferred"). The operative text of the New Amendment is set forth below:

                                   ARTICLE IV
                                  CAPITAL STOCK

     4.1 Reverse Split of Outstanding Common Stock. Effective at 12:01 a.m. EST on September 25, 2000, and without any further action by the holders of the Common Stock of the Corporation, the THIRTY TWO MILLION FIVE HUNDRED THOUSAND (32,500,000) issued and outstanding shares of the Corporation's $0.0002 par value common stock ("Old Common"), together with any additional shares of the Corporation's Old Common that are or may be issued prior to the effective time set forth above, shall be consolidated or "reverse split" in the ratio of one (1) share of $0.008 par value common stock ("New Common") for every forty (40) shares of Old Common currently held by a stockholder so that the total issued and outstanding capital stock of the Corporation shall consist of EIGHT HUNDRED TWELVE THOUSAND FIVE HUNDRED (812,500) shares, more or less, as adjusted for any additional issuances of Old Common prior to the effective time set forth above. No fractional shares of New Common shall be issued in connection with the reverse split. In the event that the foregoing reverse split would result in the issuance of a fractional share of New Common to any stockholder, the Corporation shall pay the Stockholder entitled thereto an amount in cash equal to the fair market value of such fractional shares, determined as of the close of business on September 22, 2000.

     4.2 Authorized Capital. From and after 12:01 a.m. EST on September 25, 2000, the Corporation shall be authorized to issue a total of One Hundred Ten Million (110,000,000) shares of capital stock which shall be subdivided into classes as follows:

      (a) One Hundred Million (100,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.008 per share, and have the rights, powers and preferences set forth in this paragraph. The Holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to the Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation. The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders.

      (b) Ten Million (10,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $0.008 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

       Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the New Amendment cannot become effective until 20 days after the mailing date of this Information Statement.

Reason for New Amendment

       At December 31, 1999, the Issuer had no material assets, no active management and no ongoing operations, and its liabilities exceeded its total assets by approximately $700,000. Nevertheless, it was believed that it might be possible to recover some value for the stockholders through the implementation of a plan whereby the Issuer would be restructured as a "public shell" for the purpose of effecting a business combination transaction with a privately-held company. In its April 8-K the Issuer disclosed the terms of a related series of transactions whereby:

         Tobem purchased 15,000,000 shares, or approximately 54%, of the Issuer's Old Common for $75,000 in cash. The Board appointed Tobem's nominee, Ms. Sally A. Fonner, to serve as the sole member of the Board during the restructuring period.
         The Issuer executed a PMA that authorized Capston to negotiate compromise agreements with the Issuer's creditors, negotiate the terms of a business combination agreement between the Issuer and a suitable private company and take such other action as may be necessary to restructure the Issuer's affairs.

       The April 8-K also disclosed that if Capston was able to negotiate settlement agreements with the Issuer's creditors and negotiate a business combination agreement, it would probably be necessary for the Issuer to effect a reverse split of at least 1 for 40 and increase its authorized capital.

       In July 2000, Capston negotiated terms for the Yifan Transaction that required the Company to issue more shares of stock than would have been permissible under its Certificate of Incorporation. The agreements relating to the Yifan Transaction also required the Issuer to effect a 1 for 40 reverse split of the Old Common. The Prior Amendment was adopted for the primary purpose of facilitating the prompt closing of the Yifan Transaction. The New Amendment will be adopted for the primary purpose of facilitating the prompt performance of the Company's obligations under the agreements underlying the Yifan Transaction.

Ratification of Incentive Stock Plan

       On September 22, 2000, the Consenting Stockholders will ratify the adoption of an incentive stock plan for the benefit of our employees. Capston, Ms. Fonner and their employees, agents and affiliates will not be eligible for incentive awards under the Incentive Stock Plan. The following material provides a summary description of such plan.

       The Incentive Stock Plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock and (v) stock bonuses (collectively, "Incentive Awards'). In addition, the Incentive Stock Plan permits the grant of cash bonuses payable when a participant is required to recognize income for federal income tax purposes in connection with the vesting of shares of restricted stock or the grant of a stock bonus. Full-time employees of the Company and its subsidiaries, including officers and employee directors, will be eligible to participate in the Incentive Stock Plan.

       The Incentive Stock Plan will be administered by a Compensation Committee of the Board of Directors (the "Committee"), which will consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) promulgated under Section 16 of the Exchange Act. The Committee will determine which employees receive grants of Incentive Awards, the type of Incentive Awards and bonuses granted and the number of shares subject to each Incentive Award. The Incentive Stock Plan does not prescribe any specific factors to be considered by the Committee in determining who is to receive Incentive Awards and the amount of such awards. The Incentive Stock Plan will permit the grant of incentive equity awards covering up to 1,500,000 shares of New Common.

       The Company believes its Incentive Stock Plan will allow the Company to emphasize equity-based compensation in structuring compensation packages for its employees. The Company also believes that an emphasis on equity-based compensation will yield the greatest benefit for the shareholders, as the employee's compensation will be directly dependent on the return on shareholders' investments.

       The class of persons who will be eligible to receive awards under the Incentive Stock Plan includes full-time employees of the Company and its subsidiaries, and independent consultants who are not employees but who devote substantially full-time to the business of the Company. On the date hereof, a total of 10 employees and 8 consultants are eligible to receive awards under the Incentive Stock Plan. Beyond the requirement that all participants be full-time employees of or consultants to the Company and its subsidiaries, the Committee will have absolute discretion in selecting the persons to whom Incentive Awards will be granted and the terms of such Incentive Awards.

       Subject to the terms of the Incentive Stock Plan, the Committee will also determine the prices, expiration dates and other material features of the Incentive Awards granted under the Plan. The Committee may, in its absolute discretion, (i) accelerate the date on which an option granted under the Incentive Stock Plan becomes exercisable, (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the Committee on the vesting of a share of restricted stock and (iii) grant Incentive Awards to a participant on the condition that the participant surrender to the Company for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies.

       The Committee will have the authority to interpret and construe any provision of the Incentive Stock Plan and to adopt such rules and regulations for administering the Incentive Stock Plan as it deems necessary. All decisions and determinations of the Committee are final and binding on all parties. The Company will indemnify each member of the Committee against any cost, expenses or liability arising out of any action, omission or determination relating to the Incentive Stock Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

       The Board may at any time amend the Incentive Stock Plan in any respect; provided, that without the approval of the Company's shareholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Incentive Stock Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards, or (iii) materially modify the requirements as to eligibility for participation in the Incentive Stock Plan. A summary of the most significant features of the Incentive Awards and the tax consequences to recipients thereof follows.

       Non-Qualified and Incentive Stock Options. The exercise price of each incentive stock option ("ISO") granted under the Incentive Stock Plan is the fair market value (as defined) of a share of Common Stock of the Company on the date on which such ISO is granted. The exercise price of each non-qualified stock option ("NQO") granted under the Incentive Stock Plan will be determined by the Committee. NQOs and ISOs are referred to herein as `Options." Except in certain limited cases regarding grants of ISOs, each ISO and NQO is exercisable for a period not to exceed ten years. For each Option, the Committee will establish (i) the term of each Option and (ii) the time or period of time in which the Option will vest. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of Common Stock valued at their fair market value on the date of exercise.

       Except in the event of the death or disability (as defined) of an optionee or the termination of the employment of an optionee for cause (as defined), Options are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Options were exercisable on the last day of employment. In the event of the death or disability of an optionee, Options are exercisable within one year after such death or disability to the extent that such Options were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all Options held by such optionee terminate immediately. Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

       Upon a change in control of the Company (a "Change in Control"), all Options become immediately exercisable. The Incentive Stock Plan defines Change in Control to mean (i) a "change in control" as that term is defined in the federal securities laws, (ii) the acquisition by any person, after the effective date of the Incentive Stock Plan, of 20% or more of the shares of voting securities of the Company, (iii) certain changes in the composition of the Board as a result of a contested election for positions on the Board or (iv) any other event which the Committee determines to constitute a change in control of the Company.

       An optionee will not recognize any income for federal tax purposes at the time an NQO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NQO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price of the NQO and the fair market value of the shares received, and the Company will recognize a tax deduction in the same amount.

       A participant will not recognize any income at the time an ISO is granted, nor upon a qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss is the sum of the sales proceeds less the exercise price for the stock sold. The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an ISO.

       Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the "Issue Date") to a participant, provided the participant is continuously employed by the Company until the Issue Date. Vesting of the shares occurs on a second predetermined date (the "Vesting Date") if the participant has been continuously employed by the Company until that date. Prior to the Vesting Date, the shares are not transferable by the participant and are subject to a substantial risk of forfeiture. The Committee may, at the time shares of restricted stock are granted, impose additional conditions to the vesting of the shares, such as, for example, the achievement of specified performance goals. Vesting of some portion, or all, of the shares of restricted stock may occur upon the termination of the employment of a participant other than for cause, prior to the Vesting Date. If vesting does not occur, shares of restricted stock are forfeited. Upon the occurrence of a Change in Control, all shares of restricted stock which have not vested or been forfeited will vest automatically.

       A participant will not recognize any income for federal income tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as upon vesting, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. If, however, a participant files an appropriate election under Section 83 (b) of the Internal Revenue Code of 1986 with the IRS within 30 days of the Issue Date of the restricted stock, the participant will be deemed to have received ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued (the `Election'). Gain or loss (if any) from a disposition of restricted stock after the participant recognizes any ordinary income (whether by vesting or an Election) will generally constitute short- or long-term capital gain or loss. The Company will be entitled to a tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or an Election.

       Phantom Stock. A share of phantom stock represents the right to receive the economic equivalent of a grant of restricted stock. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. Upon vesting of a share of phantom stock, the holder is entitled to receive cash in an amount equal to the sum of (i) the fair market value of a share of Common Stock as determined on the vesting date and (ii) the aggregate amount of cash dividends paid in respect of a share of Common Stock during the period commencing on the date of grant, and ending on the vesting date. The cash payment for phantom stock is treated the same as a cash bonus for federal income tax purposes and creates a deduction to the Company when paid. In addition, the value of a share of phantom stock (whether or not vested) is paid immediately upon the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

       Stock and Cash Bonuses. Bonuses payable in stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines. Upon the receipt of a stock bonus, a participant will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value of the stock at the time it is received. The Committee may grant, in connection with a grant of shares of restricted stock, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The tax bonus may not be greater than the value of the shares of restricted stock at the time the income is required to be recognized. Any such bonus will result in ordinary income to the employee and a deduction to the Company. The grant of a cash bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the Incentive Stock Plan.

       In General. If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Incentive Stock Plan. If any shares of restricted stock or phantom stock, or any shares of Common Stock granted as a stock bonus are forfeited or canceled for any reason, such shares shall again be available for grants under the Incentive Stock Plan. Shares of Common Stock issued as a stock bonus or on the exercise of options or on the vesting of a grant of restricted stock are not available for future issuance under the Incentive Stock Plan.

       The Incentive Stock Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the Incentive Stock Plan, the number of shares subject to Incentive Awards, and the exercise prices of Options upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The Incentive Stock Plan also provides for the termination of Incentive Awards upon the occurrence of certain corporate events.

       The Incentive Stock Plan provides that participants may elect to satisfy certain federal income tax withholding requirements by remitting cash to the Company. In addition, the Incentive Stock Plan provides that, at the election of a participant, an unrelated broker-dealer acting on behalf of the participant may exercise Options granted to the participant and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the Option and the amount of any withholding tax which may be due on account of the exercise.

Ratification Of  Directors' Option Plan

       On September 22, 2000, the Consenting Stockholders will ratify the adoption of a Directors' Option Plan for the benefit of our non-employee directors. Ms. Fonner, as a non-employee director of the Company, will participate fully in the Directors' Option Plan. The following material provides a summary description of such plan.

       The Directors' Option Plan provides for the annual grant of an option to purchase 25,000 shares of the Company's New Common to each member of the Board of Directors who is not a full-time employee of the Company. The exercise price of all options granted pursuant to the Directors' Option Plan will equal the average of the closing high "bid" and low "asked" prices of the New Common in the over-the-counter market on the day on the date of grant. The purpose of the Directors' Option Plan is to encourage the service of our outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives.

       Initial options under the Directors' Option Plan will be granted to all non-employee directors of the Company on September 25, 2000. Thereafter, additional options will be granted to our non-employee directors each time (i) a new director is appointed to serve as a member of the Board until the next annual meeting of the Company's stockholders, (ii) a new director is elected to the Board at an annual meeting of the stockholders, and (iii) an existing director is re-elected to the Board at an annual meeting of the stockholders.

       Options granted under the Directors' Option Plan will be subject to forfeiture if the holder resigns from the Board or is removed for cause before the date of the first annual meeting of the stockholders following the date of grant. Provided the holder has not resigned or been removed for cause prior thereto, Options granted under the Directors' Option Plan will become fully vested on the date of the first annual meeting of the stockholders following the date of grant. From and after the vesting date, options issued under the Director' Option Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors' Option Plan are not transferable except by will or by operation of law. No options have been granted under the Directors' Option Plan at the date of this Information Statement. When the Directors' Option Plan is approved by the Consenting
Stockholders, the total number of shares available for grant under the Director's Plan will be 500,000. Of this initial authorization, options to purchase an aggregate of 100,000 will be granted to the current non-employee members of the Board of Directors.

Ratification of Selection of Independent Auditors for Current Fiscal Year

       The Issuer's financial statements for the years ended December 31, 1998 and 1999 were audited by Harmon & Company, Certified Public Accountants, Columbus, Ohio. The financial statements of Yifan LLC for the year ended December 31, 1999 were audited by Want & Ender, Certified Public Accountants, New York, New York. As a result of the Yifan Transaction, the Board has appointed the firm of Want & Ender, Certified Public Accountants, as the Company's independent auditors for the year ending December 31, 2000.

       During the fiscal years December 31, 1998 and 1999, and the subsequent interim periods, there were no reportable disagreements between the Issuer and Harmon & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

       On September 22, 2000, the Consenting Stockholders will ratify the appointment of Want & Ender, Certified Public Accountants, as the Company's independent auditors for the year ending December 31, 2000.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Prior Operations of the Issuer

       In 1998, the Issuer liquidated substantially all its inventories and other operating assets and used the proceeds therefrom to reduce its outstanding liabilities. At December 31, 1998, the Issuer had no material assets and substantial unpaid liabilities. The Issuer did not generate any revenues in 1999. At December 31, 1999, the Issuer had no ongoing operations, no material assets and unpaid liabilities of approximately $700,000.

       In March 2000, Capston presented the Board with a plan to restructure the Issuer as a "public shell" for the purpose of effecting a business combination transaction with a suitable privately-held company. This plan was approved by the Board on March 30, 2000.

       In connection with the implementation of the restructuring plan proposed by Capston, the Issuer sold 15,000,000 shares of Old Common to Tobem for $75,000 in cash and Capston then commenced discussions to negotiate settlement of the Issuer's debts. As a result of these negotiations, the Issuer's creditors agreed to accept aggregate cash payments of $88,107 in full and final settlement of all outstanding debts. During this same period, the Issuer incurred aggregate operating expenses of $35,179, for an aggregate cash outflow of $123,286. Of this amount, $75,000 was paid from the cash contributed by Tobem. The $48,286 balance was paid by Capston and accounted for as a purchase of 3,500,000 shares of Old Common.

       Immediately prior to the closing of the Yifan Transaction, the Issuer had no ongoing operations, no material assets and no material liabilities. Under the circumstances, Management believed the only reasonable option was to arrange a business combination with a private company that had a business history, active management and operating assets. Management negotiated the Yifan Transaction in an attempt to salvage some value for the holders of the Issuer's Old Common.

Prior Operations of Yifan, Inc.

       At December 31, 1999, Yifan LLC had $351,433 in total assets, including $139,100 in cash, $30,000 in equipment and $182,320 in capitalized software development costs. At that date, Yifan LLC had no material liabilities, $231,000 in fully-paid pre-incorporation subscriptions for its successor company Yifan.com, Inc., and net member's equity of $120,423. On January 5, 2000, all of the assets and operations of Yifan LLC were contributed to Yifan.com, Inc., the stock associated with the pre-incorporation subscriptions was issued and the limited liability company was terminated.

       Yifan has never generated revenues from advertising, web hosting, software sales or business services. During the year ended December 31, 1999, Yifan received $8,000 as a partial payment on a web site development project that was abandoned by the client prior to completion. During the year ended December 31, 1999, Yifan LLC invested $182,320 in software development and incurred a net loss of $61,083, including $18,170 of consulting fees that were paid through the issuance of membership interests.

       During the six months ended June 30, 2000, Yifan received $692,892 in cash proceeds from fully paid subscriptions for 346,500 shares of common stock. At the time, Yifan only had corporate authority to issue 134,500 shares of common stock under its Articles of Incorporation. In connection with the acceptance of these subscriptions, the holders of a majority of the issued and outstanding common stock consented to an amendment to Yifan's Articles of Incorporation. Since the required amendment had not been filed as of June 30, 2000, $268,982 was added to stockholders' equity and the $424,000 balance was recorded as subscriptions for stock in excess of authorized capital. As a result, Yifan had $989,278 in total assets at June 30, 2000, including $366,185 in cash, $40,154 in equipment and $582,939 in capitalized software development costs and other intangibles. At June 30, 2000, Yifan had $569,071 in stockholders' equity and $424,000 in subscriptions for stock in excess of its authorized capital.

       Yifan did not receive any revenue during the six-month period ended June 30, 2000. During the six-months ended June 30, 2000, Yifan invested approximately $269,000 in software development, paid a deposit of $150,000 on Capston's merger and acquisition fee and incurred a net loss of $51,334.

       During the period between June 30 and July 30, 2000, Yifan received $238,000 in cash proceeds from fully paid subscriptions for 119,000 shares of common stock. On July 31, 2000, after paying the $200,000 balance of Capston's merger and acquisition fee, Yifan had $1,217,543 in total assets, including
$395,300 in cash, $39,034 in equipment and $782,939 in capitalized software development costs and other intangibles.

       At July 31, Yifan had $559,336 in stockholders' equity and $662,000 in subscriptions for stock in excess of its authorized capital. In connection with the Yifan Transaction, all stockholders of Yifan and all holders of subscription rights transferred their interest to our Company in exchange for the right to receive a total of 11,994,750 shares of New Common on the effective date of the New Amendment. Therefore, our pro forma stockholders equity on that date was $1,221,336.

       We will have a total of 12,987,171 shares of New Common issued and outstanding on the effective date of the New Amendment. The book value of the shares of New Common will be approximately $.09 per share. After deducting
$350,000 in goodwill, the net tangible book value of the shares of New Common will be approximately $.07 per share.

Plan of Operations for Our Company

       We anticipate that our Company will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel costs, greater levels of product development and our overall expansion strategy. It is likely that our operating losses will increase in the future and we may never achieve or sustain profitability.

       Our need to acquire the necessary skills, staff and systems to operate as a public company could substantially increase our operating expenses and occupy our senior management's time. The historical and pro forma financial statements included in this Information Statement do not reflect the anticipated future costs of operating as a public company.

       After giving effect to the payment of the Issuer's debts, the completion of the Yifan Transaction and the payment of Capston's merger and acquisition fee, our Company had total stockholders' equity of $1,221,336 at the date of this Information Statement, including $395,300 in cash. We believe these cash resources will be adequate to provide for our operating expenses for a period of three to six months from the date of this Information Statement. Thereafter, we will need additional capital to pay our operating expenses and finance our planned expansion.

       We will need at least $3 to $5 million in additional capital in the immediate future. In addition, long term capital requirements are difficult to plan in the rapidly changing Internet industry. We currently expect that we will need capital to pay our ongoing operating costs, fund additions to our portal network and computer infrastructure, pay for the expansion of our sales and marketing activities and finance the acquisition of complementary assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

       Our ability to obtain additional financing in the future will be subject to a variety of uncertainties, including:

         changes in the demand for online information services;
         changes in the nature of our business resulting from the introduction of new services; changes in the nature of our business resulting from our entry into new markets; changes in our future results of operations, financial condition and cash flows; changes in investors' perceptions of and appetite for Internet-related securities; changes in capital markets in which we may seek to raise financing; and changes in general economic, political and other conditions in our target markets.

       The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

       Under the terms of the New Amendment described elsewhere in this Information Statement, we will have the authority to issue 100,000,000 shares of New Common and 10,000,000 shares of New Preferred without a vote of the stockholders. After giving pro forma effect to the completion of the Yifan Transaction, approximately 12,987,171 shares of New Common will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding.

       The Board will have the authority to issue all or any part of our authorized and unissued capital stock to raise additional capital or finance acquisitions. The Board will also have the authority to fix the rights, privileges and preferences of the holders of New Preferred, which may be superior to the rights of holders of the New Common. It is likely that we will seek additional equity capital and attempt to acquire other companies or operating assets in the future as we develop our business and implement our growth strategy. A future issuance of additional shares of New Common or New Preferred will probably dilute the percentage ownership interest of our current shareholders and may dilute the book value per share of the Company's outstanding equity securities.

       As a result of our limited operating history, our business model and our growth strategy are unproven. We cannot be certain that our business model and our growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance or otherwise address the risks associated with our existing and proposed business activities.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Current Ownership

       The following table contains information on the beneficial ownership of the Company's Old Common on the date of this Information Statement. The table identifies (i) each owner of more than 5 percent of the Old Common; (ii) all directors and executive officers of the Company; and (iii) all directors and executive officers of the Company as a group.


                                                                           Amount and
                                                                            Nature of
Name and Address                                                           Beneficial                  Percent
of Beneficial Owner                                                       Ownership(1)                of Class
===========================================================================================================================
Tobem Investments Limited (1)(3)(4)                                        15,000,000                    46.15%
Sally A. Fonner (2)(3)(4)(5)                                               15,500,000                    47.69%
Executive Officers and Directors                                           15,500,000                    47.69%
       as a Group (1 persons)

(a)    3rd Floor, Whitehall House, P.O. Box 2097Georgetown, Grand Cayman BWI.

(b)    1612 North Osceola, Clearwater, Florida 33755.

(c) As its principal compensation under the PMA, Tobem agreed to sell Capston 12,000,000 shares of Old Common at a price of $0.005 per share, or $60,000 in the aggregate.

(d) In connection with the Yifan Transaction, Capston has notified Tobem that it intends to purchase 11,000,000 shares of Old Common from Tobem for $55,000 and relinquish its rights with respect to 1,000,000 shares of Old Common.

(e) The stock attributed to Ms. Fonner in the foregoing table includes 3,500,000 shares of Old Common owned by Capston and 12,000,000 shares of Old Common owned by Tobem that were subject to a stock purchase right in favor of Capston.

Pro Forma Ownership

       The following table contains pro forma information on the beneficial ownership of the Company's New Common after giving effect to Amendment, the issuance of stock pursuant to the Yifan Transaction and the issuance of options pursuant to the Director's Option Plan. The table identifies (i) each owner of more than 5 percent of the New Common; (ii) all directors and executive officers of the Company; and (iii) all directors and executive officers of the Company as a group.


                                                                           Amount and
                                                                            Nature of
   Name and Address                                                        Beneficial                  Percent
of Beneficial Owner                                                       Ownership(1)                of Class
===========================================================================================================================
Yifan He (1)                                                                3,094,313                    23.83%
Jeffery Wu (1)(2)                                                           3,318,100                    25.50%
Michael Yung (1)(3)                                                         2,192,088                    16.85%
Ahn Tran (1)(4)                                                               610,000                     4.69%
Sally A. Fonner (5)(6)                                                        253,116                     1.93%
Jeff Kraft (7)                                                                 25,000                     0.19%
Tobem Investments (8)                                                         100,000                     0.77%
Executive Officers and Directors
       as a Group (5 persons)                                               9,492,616                    71.68%

(1)  41-60 Main Street, Suite 210, Flushing, Queens, New York 11355.

(2) Includes 2,843,100 shares owned by Mr. Wu, 450,000 shares owned by Mr. Wu as custodian for his minor child, and 25,000 shares underlying options that Mr. Wu will receive pursuant to the Directors' Option Plan.

(3) Includes 1,154,588 shares of New Common owned by Mr. Yung's wife Michelle Yung, 1,012,500 shares owned by Michelle Yung as custodian for their minor children, and 25,000 shares underlying options that Mr. Yung will receive pursuant to the Directors' Option Plan.

(4) Includes 585,000 shares of New Common owned by Mr. Tran and 25,000 shares underlying options that Mr. Tran will receive pursuant to the Directors' Option Plan.

(5) Gives effect to (a) Capston's purchase of 11,000,000 shares of Old Common from Tobem, (b) the 1 for 40 reverse split, (c) the assignment of 204,424 shares of New Common to certain individuals who assisted Capston in the restructuring of the Company's affairs, (d) the assignment of 89,961 shares of New Common to certain finders who assisted in the Yifan Transaction, (e) the issuance of 180,000 shares of New Common to Ms. Fonner under the terms of her employment agreement, (f) the assignment of 20,000 shares of New Common to Mr. Kraft by Ms. Fonner as compensation for his services as the Company's Interim Chief Financial Officer, and (g) 25,000 shares underlying options that Ms. Fonner will receive pursuant to the Directors' Option Plan.

(6) Capston has agreed to refund a $350,000 acquisition fee to the Company if on the first anniversary of the Yifan Transaction, the New Common is listed on the Nasdaq Stock Market and the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days. To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in a bank escrow.

(7) Includes 5,000 shares that will be assigned to Mr. Kraft by Capston as compensation for his involvement in the restructuring of the Company's affairs. Also includes 20,000 shares that will be assigned to Mr. Kraft by Ms. Fonner as compensation for his services as Interim Chief Financial Officer of the Company.

(8) Gives effect to Capston's purchase of 11,000,000 shares of Old Common and the 1 for 40 reverse split.


         We know of no arrangements that will result in a change in control of our Company after September 25, 2000.

IDENTIFICATION OF OFFICERS AND DIRECTORS

         Our Company's executive officers and Directors are identified in the following table:

          Name                     Age            Positions
         Yifan He                  24       President, Chief Executive Officer
                                             and Director
         Michael Yung              36       Director
         Jeffery Wu                36       Director
         Ahn Tran                  48       Director
         Sally A. Fonner           51       Secretary, Director
         Jeff Kraft                48       Interim Chief Financial Officer

       Certain biographical information on our Company's executive officers and Directors is incorporated by reference from pages 21 and 22 of our August 8-K, a copy of which is attached hereto.

Board Of Directors Committee Structure and Meetings

       Information respecting the committee structure and meetings of our Board is incorporated by reference from page 23 of our August 8-K, a copy of which is attached hereto.

Section 16(A) Beneficial Ownership Reporting Compliance

       Information respecting beneficial ownership compliance is incorporated by reference from page 23 of our August 8-K, a copy of which is attached hereto.

                             EXECUTIVE COMPENSATION

       Information   respecting   executive   compensation  is  incorporated  by
reference from pages 23 and 24 of our August 8-K, a copy of which is attached hereto.

                              CERTAIN TRANSACTIONS

The Issuer

       On March 30, 2000, the Issuer's Board unanimously approved the sale of 15,000,000 shares of the Old Common to Tobem Investments Limited ("Tobem") for $75,000 in cash. Concurrently, the Board appointed Tobem's nominee, Sally A. Fonner of Clearwater, Florida, to serve as a member of the Board until the next annual meeting of the stockholders. After appointing Ms. Fonner to the Board, all of the Issuer's former Directors resigned and Ms. Fonner has been the Issuer's sole Director since March 30, 2000.

       On March 31, 2000, the Issuer and Tobem entered into a Project Management Agreement (the "PMA") with Capston Network Company, a corporation owned by Ms. Fonner ("Capston"). Under the PMA, Capston was authorized to restructure the Issuer as a "public shell" for the purpose of effecting a business combination with a suitable privately company. Capston was also authorized to negotiate the compromise of the Issuer's debts, and to purchase additional shares of Old Common for its own account if such necessary to provide sufficient cash for the settlement of the Issuer's debts.

       Between March 30, 2000 and July 28, 2000, Capston and Ms. Fonner devoted substantial time and effort to negotiations with the Issuer's creditors. As a result of these negotiations, the Issuer's creditors agreed to accept aggregate cash payments of $88,107 in full and final settlement of all outstanding debts. During this same period, the Issuer incurred aggregate operating expenses of $35,179, for an aggregate cash outflow of $123,286. Of this amount, $75,000 was paid from the cash contributed by Tobem. The $48,286 balance was paid by Capston and accounted for as a purchase of 3,500,000 shares of Old Common. Except for the stock purchase transactions and the PMA, there have been no material transactions between the Issuer and any of its executive officers or Directors during the year ended December 31, 1999, or the subsequent interim period ended July 30, 2000. Additional information on the PMA is contained in the Issuer's April 8-K and our August 8-K.

       Capston has agreed to transfer a total of 204,424 shares of New Common to certain individuals who assisted in the restructuring of the Company's affairs, including 5,000 shares that will be transferred to Mr. Kraft as compensation for his involvement in the restructuring. All transfers to individuals who assisted Capston were negotiated in connection with the change in control described in the Issuers' April 8-K. Except for the personal services performed by the transferees, Capston will not receive any cash consideration in connection with these transfers.

       The agreements relating to the Yifan Transaction require Capston to transfer a total of 89,961 shares of New Common to certain finders who assisted in the Yifan Transaction. These transfers were a negotiated element of the Yifan Transaction and except for the personal services performed by the finders, Capston will not receive any cash consideration in connection with these transfers.

Yifan.com, Inc.

       The Internet web site "yifan.com" was created by Yifan He in May 1997. In January 1999, in connection with the formation of Yifan, LLC, a New York limited liability company, Mr. He contributed all his right, title and interest in the yifan.com web site to Yifan LLC in exchange for membership interests. Over the next several months, Mr. Michael Yung and Mr. Jeffery Wu contributed approximately $145,300 in cash to the LLC in exchange for membership interests and eight other individuals, including Mr. Ahn Tran, contributed services in exchange for additional membership interests. At January 5, 2000, the membership interests in Yifan LLC were owned in the following percentages:

          Jeffery Wu .....................         31.865%
          Yifan He .......................         28.953%
          Michael Yung ...................         25.014%
          Ahn Tran .......................          4.211%
          Employees and others (7 persons)          9.958%

       In connection with the organization of Yifan in January 2000, the members of Yifan LLC contributed all their membership interests to Yifan in exchange for an aggregate of 4,750,000 shares of Yifan's common stock. On January 5, 2000, the common stock of Yifan was distributed to the former members of Yifan LLC as follows:

          Jeffery Wu .....................     1,513,600
          Yifan He .......................     1,375,250
          Michael Yung ...................     1,188,150
          Ahn Tran .......................       200,000
          Employees and others (7 persons)       473,000

       In January 2000, Mr. Michael Yung transferred 225,000 shares to certain family members and others who do not share his residence, 513,150 shares to his wife and 450,000 shares to his wife, as custodian for their minor children under the New York Uniform Gifts to Minors Act. Mr. Yung's transferees subsequently exchanged their shares of Yifan common stock for the right to receive an aggregate of 2,655,338 shares of our Company's New Common. Mr. Yung has no legal or equitable interest in the shares transferred to family members who do not share his residence. For disclosure purposes, Mr. Yung is treated as the owner of the 2,167,088 shares of New Common held by his wife and children. Notwithstanding the foregoing, Mr. Yung disclaims beneficial ownership of those shares.

       In January 2000, Mr. Jeffery Wu transferred 50,000 shares of Yifan common stock to certain of his key employees and 200,000 shares of Yifan common stock to his minor child under the New York Uniform Gifts to Minors Act. Mr. Wu has no legal or equitable interest in the shares transferred to his employees, but remains the custodian of the shares transferred to his child. Mr. Wu and his transferees subsequently exchanged their shares of Yifan common stock for the right to receive 3,405,600 shares of our Company's New Common. Since Mr. Wu remains the custodian of 450,000 shares of New Common held for the benefit of his child, Mr. Wu is treated as the beneficial owner 3,293,100 shares of New Common for disclosure purposes. Notwithstanding the foregoing, Mr. Wu disclaims beneficial ownership of the 450,000 shares he holds as custodian for his child.

       Between December 21, 1999 and July 31, 2000 Yifan.com, Inc. received and accepted subscriptions to purchase 581,000 shares of common stock at a price of $2 per share, including 60,000 shares purchased by Mr. Tran. The aggregate net proceeds of the offering were approximately $1,162,000. The offering was conducted as a private placement and all of the subscriptions were received from suitable investors who had a pre-existing relationship with Yifan or its officers and directors.

       When the prior issuances of stock by Yifan were aggregated with the subscriptions received in the private placement transactions, it was discovered that Yifan had accepted subscriptions for 331,000 more shares than were authorized by its Articles of Incorporation. Yifan was in the process of amending its Articles of Incorporation on July 30, 2000, but had not yet done so. Accordingly, the agreements relating to the Yifan Transaction treat the excess subscriptions as representing rights to receive shares of Yifan common stock on the effective date of a pending amendment to Yifan's Articles of Incorporation and provide for the exchange of such rights for the right to receive New Common.

Our Company

       In connection with the Yifan Transaction, the stockholders of Yifan contributed 5,000,000 shares of Yifan common to the Company in exchange for the right to receive 11,250,000 shares of New Common. Concurrently, the persons who had subscribed for, but not yet received, an additional 331,000 shares of Yifan common contributed their subscription rights to the Company in exchange for the right to receive 744,750 shares of New Common. The former owners of the Yifan common stock and subscription rights are not presently stockholders of the Company and will not receive their shares of New Common until the effective date of the New Amendment.

       In July 2000, Yifan entered into an agreement with its legal counsel that provided for the issuance of 360,000 shares of New Common, valued at $0.89 per share, as compensation for legal services to be rendered on behalf of the Company during the first year after the closing of the Yifan Transaction. The agreement specifies the services to be performed by such counsel and provides for partial reimbursement of any fees that the Company is required to pay to other law firms during its term. This agreement was approved by the Company prior to the closing of the Yifan Transaction and the shares of New Common will be issued on the effective date of the New Amendment.

       Ms. Fonner has agreed to remain a member of the Company's Board and work as the Company's Secretary and Director of Regulatory Affairs for a one-year term commencing on August 1, 2000. In this capacity, Ms. Fonner will manage, operate and maintain all required internal accounting and external financial reporting systems on behalf of the Company until such operations have expanded to a point where it is economically feasible for the Company to retain its own in-house accounting and financial reporting staff. Ms. Fonner will also manage the preparation and filing of all required reports and registration statements with the Commission, the NASD and other regulatory authorities, and manage all of the Company's relationships with its transfer agents, financial printers, public relations firms and investor communications firms. Under the terms of her employment agreement, Ms. Fonner is obligated to pay all expenses associated with the operation and maintenance of her office, including the cost of any required support staff, and the Company will have no obligation to make any contribution to such costs. Ms. Fonner's sole compensation will be 180,000 shares of New Common that will be issued to her on the effective date of the Amendment. Under the terms of her Employment Agreement, Ms. Fonner is required to devote such time to the affairs of the Company as may be reasonably required under the circumstances.

       Jeff Kraft, a full-time employee of Capston, has agreed to serve as the Company's Interim Chief Financial Officer until December 31, 2000. Mr. Kraft's salary is paid by Capston and he will not be entitled to receive any cash compensation from the Company in connection with his services as Interim Chief Financial Officer. In addition, Capston has agreed to transfer 20,000 shares of New Common to Mr. Kraft as additional compensation for his services to the Company. The Company has no obligation with respect to the arrangement between Capston and Mr. Kraft.

       Capston received a $350,000 merger and acquisition fee from Yifan in connection with the Yifan Transaction. Capston has agreed to refund this acquisition fee to the Company if, on the first anniversary of the Yifan
Transaction:

                  the New Common is listed on the Nasdaq Stock Market or a national securities exchange; and the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days.

       To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in escrow with a bank selected by the Company.

                              ACQUISITION OF ASSETS

       Information respecting the terms of the Yifan Transaction is incorporated by reference from page 6 of our August 8-K, a copy of which is attached hereto.

       Information   respecting   the  business  and   properties  of  Yifan  is
incorporated by reference from pages 8 through 9 of our August 8-K, a copy of which is attached hereto.

                 HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

       Historical   financial   statement  of  Yifan  and  pro  forma  financial
information on our Company after giving effect to the Yifan Transaction included in our August 8-K, a copy of which is attached hereto.

                               August 8-K, Page 13
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST REPORTED EVENT - July 30, 2000



                           YIFAN COMMUNICATIONS, INC.
               (Exact name of Issuer as specified in its charter)




       Delaware                        0 - 23672                34-1692323
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or organization)        File Number)        Identification Number)


                          41-60 Main Street, Suite 210
                        Flushing, Queens, New York 11355
                (Address of Issuer's principal executive offices)


                                 (727) 443-3434
                (Issuer's telephone number, including area code)


                                 (727) 443-5240
                (Issuer's facsimile number, including area code)


                               1612 North Osceola
                            Clearwater, Florida 33755
          (Former name or former address, if changed since last report)

                                Introductory Note

       This Current Report on Form 8-K (the "Report") discusses the impact of a series of transactions that culminated in a business combination between Yifan Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc., and Yifan.com, Inc, a New York corporation. This business combination (the "Yifan Transaction") closed on July 30, 2000. References to the "Issuer" shall refer to the activities of Yifan Communications, Inc. and its predecessor before the Yifan Transaction. References to "Yifan" shall refer to the activities of Yifan.com, Inc. and its predecessor Yifan LLC before the Yifan Transaction. References to the "Company," "we," "us" and "our" shall refer to the Company and our subsidiary after the Yifan Transaction.

         Our quarterly and annual operating results will be affected by a wide variety of factors that could materially and adversely affect our future operating performance. These factors include, but are not limited to:

o    Changes in general economic conditions;
o    Changes in the demand for online information services;
o Changes in the nature of our business resulting from the introduction of new services;
o Changes in the nature of our business resulting from our entry into new markets;
o    Competition from other firms who offer competitive services; and
o    Changing regulatory requirements in the markets we serve.

       As a result of these factors and others, our future operating results may fluctuate on a quarterly or annual basis. Such fluctuations could materially and adversely affect our business, financial condition, operating results, and stock price.

       This report and other documents that we file with the Securities and Exchange Commission (the "SEC") contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance
anticipated  or  implied  by  such  forward-looking   statements.   Given  these
uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Report. An investment in our stock involves various risks and uncertainties, including those described elsewhere in this Report. Additional risks will be disclosed from time to time in our future SEC filings.

                       Documents Incorporated by Reference

         The Issuer's Current Report on Form 8-K dated April 17, 2000 (the "April 8-K"), which discloses a change in control and a plan to restructure the Issuer's affairs, is incorporated by reference.

         The Issuer's Current Report on Form 8-K dated July 31, 2000 (the "July 8-K"), which discloses a change in the Issuer's name and the effect of a pending amendment to the Issuer's Certificate of Incorporation, is incorporated by reference.

         Our Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 dated August 2, 2000 (the "Section 14(f) Information Statement"), which discloses our plan to appoint four additional members to our board of directors (the "Board") in connection with the Yifan Transaction, is incorporated by reference.

ITEM 1.
CHANGES IN CONTROL OF THE ISSUER

INTRODUCTION AND CORPORATE HISTORY

       Sports Sciences, Inc. ("Sports Sciences") was incorporated under the laws of the State of Ohio in October 1991. In April 1994, Sports Sciences completed an initial public offering of securities pursuant to a effective registration statement under the Securities Act of 1933 (the "Securities Act"). In connection with the listing of its securities on the Nasdaq system, Sports Sciences registered its common stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Sports Sciences and its successors have been a reporting issuer under the Exchange Act since 1994.

       At its 1996 Annual Meeting, the stockholders of Sports Sciences approved a plan to change its corporate domicile by merging Sports Sciences into Smart Games Interactive, Inc. ("Smart Games"), a newly formed wholly-owned subsidiary of Sports Sciences that was incorporated under the laws of the State of Delaware. This merger was completed on October 11, 1996, and as a result of the merger, Smart Games became the successor to Sports Sciences' Exchange Act registration.

       In July 2000, Smart Games effected a name change by means of a statutory merger between Smart Games and Yifan Communications, Inc., a newly formed wholly-owned subsidiary of Smart Games that was also incorporated under the laws of the State of Delaware. This merger was completed on July 28, 2000. While Smart Games was the surviving corporation, the Certificate of Ownership and Merger provided for a change of the Issuer's name from Smart Games Interactive, Inc. to Yifan Communications, Inc.

       Originally, the Issuer created, designed, developed and assembled interactive electronic game simulators that incorporated proprietary hardware and software technology. However, the cash flow generated from these operations was not sufficient to pay the Issuer's operating costs. Accordingly, the Issuer's Board elected to terminate all ongoing business operations in the third quarter of 1997. During the year ended December 31, 1998, the Issuer liquidated substantially all its assets and used the proceeds therefrom to reduce its outstanding liabilities. At December 31, 1999, the Issuer had no material assets and unpaid liabilities of approximately $700,000.

MARCH 30, 2000 CHANGE IN CONTROL

       On March 30, 2000, the Issuer's Board unanimously approved the sale of 15,000,000 shares of the Issuer's $0.0002 par value common stock (the "Old Common") to Tobem Investments Limited ("Tobem") for a price of $0.005 per share, or $75,000 in the aggregate. After giving effect to the Tobem transaction, the Issuer had a total of 27,648,244 shares of Old Common issued and outstanding on March 30, 2000 and the shares held by Tobem represented approximately 54% of the total voting power held by stockholders. Concurrently, the Board appointed Tobem's nominee, Sally A. Fonner of Clearwater, Florida, to serve as a member of the Board until the next annual meeting of the stockholders. After appointing Ms. Fonner to the Board, James Chuma, Peter Waite and Donald Miller resigned, and Ms. Fonner has been the Issuer's sole Director since March 30, 2000.

         On March 31, 2000, the Company and Tobem entered into a Project Management Agreement (the "PMA") with Capston Network Company ("Capston"), a Delaware corporation owned by Ms. Fonner. Under the PMA, Capston was specifically authorized and obligated to:

     o    manage  the  ministerial   accounting  and  administrative   functions
          associated with preparing and filing the Company's required reports under the Exchange Act;

     o negotiate the payment and/or compromise of the outstanding liabilities of the Company;

     o negotiate a business combination agreement with a suitable privately held company; and

     o pay, at its sole risk, the costs and expenses associated with maintaining the Issuer's status as a reporting issuer under the Exchange Act and locating and investigating business combination opportunities.

       Capston was also specifically authorized to purchase additional shares of Old Common for its own account, at a price of not less than $.01 per share, if such purchases were necessary to provide sufficient cash resources for the satisfaction of the Issuer's debts.

       Between March 30, 2000 and July 28, 2000, Capston and Ms. Fonner devoted substantial time and effort to negotiations with the Issuer's creditors. As a result of these negotiations, the Issuer's creditors agreed to accept aggregate cash payments of $88,107 in full and final settlement of all outstanding indebtedness. During this same period, the Issuer incurred aggregate operating expenses of $35,179, for an aggregate cash outflow of $123,286. Of this amount, $75,000 was paid from the cash contributed by Tobem. The $48,286 balance was paid by Capston and accounted for as a purchase of 3,500,000 shares of Old Common. The Issuer also issued 1,351,756 shares of Old Common to its former legal counsel in settlement of claims for unpaid fees. After giving effect to all of the foregoing transactions, the Issuer had 32,500,000 shares of Old Common issued and outstanding on the date of the Yifan Transaction.

       The  following  table  provides   summary   information   concerning  the
beneficial ownership of the Issuer's Old Common on the date of the Yifan Transaction.

         Stockholder                             Shares         Percentage
            Group                                 Owned          Ownership

          Original stockholders of Issuer      12,648,244         38.92%
          Tobem Investments Limited (1)(2)     15,000,000         46.15%
          Sally A. Fonner (1)(2)(3)             3,500,000         10.77%
          Former legal counsel for Issuer       1,351,756          4.15%
                                               ----------        -------
                 Total                         32,500,000        100.00%

(1) As compensation for services to be rendered under the PMA, Tobem agreed to sell Capston 12,000,000 shares of Old Common at a price of $0.005 per share ($60,000 in the aggregate).
(2) In connection with the Yifan Transaction, Capston has notified Tobem that it intends to purchase 11,000,000 shares of Old Common from Tobem for $55,000 in cash and relinquish its rights with respect to 1,000,000 shares of Old Common.
(3) The stock attributed to Ms. Fonner in the foregoing table includes 3,500,000 shares of Old Common owned by Capston but excludes the 12,000,000 shares of Old Common owned by Tobem that are subject to a stock purchase right in favor of Capston.

       The transactions between the Issuer, Tobem, Ms. Fonner and Capston are described more fully in the April 8-K, the July 8-K and our Section 14(f) Information Statement, all of which are incorporated herein by reference. At the date of this Report, all amounts due under the settlement agreements with the Issuer's creditors have been paid in full.

NAME CHANGE

       On July 21, 2000, the Issuer filed a "Certificate of Ownership and Merger" with the Secretary of State of the State of Delaware that merged Yifan Communications, Inc., a newly formed wholly owned subsidiary, into the Issuer. This Certificate of Ownership and Merger provided the Issuer would be the surviving corporation in the merger. It also provided that from and after the effective date of the merger, the name of the combined companies would be Yifan Communications, Inc. The merger and name change became effective at 12:01 a.m. on July 28, 2000, and our Old Common began trading on the OTC Bulletin Board under its new symbol "YFNC" on July 31, 2000.

       The merger of the Issuer and its subsidiary was effected for the purpose of changing the Issuer's name in preparation for the Yifan Transaction described elsewhere herein. No substantive changes were made in the rights of stockholders in connection with the merger. Accordingly, each stockholder of record is entitled to one vote for each share held at each meeting of the stockholders in respect to any matter on which stockholders have the right to vote. Stockholders have no cumulative voting rights, nor do they have any preemptive rights. Stockholders are entitled to receive, when and as declared by the Issuer's Board of Directors, out of legally available earnings and surplus, any dividends payable either in cash, in property or in shares of the capital stock of the Issuer. Stockholders will not be asked to return their stock certificates for replacement with new certificates bearing the Issuer's new name.

REVERSE SPLIT AND CHANGE IN AUTHORIZED CAPITAL

       On July 27, 2000, Tobem and Capston executed written consents to a proposed amendment to the Issuer's Certificate of Incorporation (the "Amendment"). The Amendment was a negotiated element of the Yifan Transaction and will not take effect until September 30, 2000. The Amendment was filed with the Secretary of State of the State of Delaware on July 27, 2000. When the Amendment becomes effective, it will (a) implement a 1 for 40 reverse split of the Old Common and (b) increase the Issuer's authorized capitalization to 100,000,000 shares of $0.008 par value common stock ("New Common") and 10,000,000 shares of $0.008 par value preferred stock ("New Preferred"). The operative text of the Amendment is set forth below:

                                   ARTICLE IV
                                  CAPITAL STOCK

     4.1 Reverse Split of Outstanding Common Stock. Effective at 12:01 a.m. EST on September 30, 2000, and without any further action by the holders of the Common Stock of the Corporation, the THIRTY TWO MILLION, FIVE HUNDRED THOUSAND (32,500,000) issued and outstanding shares of the Corporation's $0.0002 par value common stock ("Old Common"), together with any additional shares of the Corporation's Old Common that are or may be issued prior to the effective time set forth above, shall be consolidated or "reverse split" in the ratio of one (1) share of $0.008 par value common stock ("New Common") for every forty (40) shares of Old Common currently held by a stockholder so that the total issued and outstanding capital stock of the Corporation shall consist of EIGHT HUNDRED TWELVE THOUSAND FIVE HUNDRED (812,500) shares, more or less, as adjusted for any additional issuances of Old Common prior to the effective time set forth above. No fractional shares of New Common shall be issued in connection with the reverse split. In the event that the foregoing reverse split would result in the issuance of a fractional share of New Common to any stockholder, the Corporation shall pay the Stockholder entitled thereto an amount in cash equal to the fair market value of such fractional shares, determined as of the close of business on September 29, 2000.

     4.2 Authorized Capital. From and after 12:01 a.m. EST on September 30, 2000, the Corporation shall be authorized to issue a total of One Hundred Ten Million (110,000,000) shares of capital stock which shall be subdivided into classes as follows:

      (a) One Hundred Million (100,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.008 per share, and have the rights, powers and preferences set forth in this paragraph. The Holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to the Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation. The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders.

      (b) Ten Million (10,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $0.008 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

       Reason for Amendment. At December 31, 1999, the Issuer had no material assets, no active management and no ongoing operations, and its liabilities exceeded its total assets by approximately $700,000. Nevertheless, it was believed that it might be possible to recover some value for the stockholders through the implementation of a plan whereby the Issuer would be restructured as a "public shell" for the purpose of effecting a business combination transaction with a suitable privately-held company. In its April 8-K the Issuer disclosed the terms of a related series of transactions whereby:

     o Tobem purchased 15,000,000 shares, or approximately 54%, of the Issuer's Old Common for $75,000 in cash.

     o The Board of Directors appointed Tobem's nominee, Ms. Sally A. Fonner, to serve as the sole member of the Issuer's Board during the restructuring period.

     o The Issuer executed a PMA that authorized Capston to negotiate compromise agreements with the Issuer's creditors, negotiate the terms of a business combination agreement between the Issuer and a suitable privately-held company and take such other action as may be necessary to restructure the Issuer's affairs.

       The April 8-K also disclosed that if Capston was able to negotiate settlement agreements with the Issuer's creditors and negotiate a business combination agreement, it would probably be necessary for the Issuer to effect a reverse split of at least 1 for 40 and increase its authorized capital.

       Since the date of the April 8-K, Capston has been actively managing the Issuer's affairs and negotiating settlement agreements with the Issuer's creditors. In connection with these activities, Capston has spent the entire $75,000 contributed by Tobem, and contributed an additional $48,286 in cash from its own funds. In accordance with the terms of the PMA, Capston's cash contributions have been accounted for as a purchase of 3,500,000 shares of Old Common.

       In July 2000, Capston negotiated terms for the Yifan Transaction that would require the Issuer to issue more shares of stock than would have been permissible under its Certificate of Incorporation. The agreements relating to the Yifan Transaction also required the Issuer to effect a 1 for 40 reverse split of the Old Common. The Amendment was adopted for the primary purpose of facilitating the prompt closing of the Yifan Transaction.

       No Right to Vote, Dissent or Exercise Appraisal Rights. The Amendment was proposed by the Issuer's Board, approved by the written consent of the holders of a majority of the Issuer's outstanding shares and filed in the office of the Delaware Secretary of State on July 28, 2000. Under the General Corporation Law of Delaware, the stockholders of the Issuer who were not afforded an opportunity to consent or otherwise vote with respect to the Amendment have no right to dissent or require a vote of all the Issuer's stockholders. Moreover, the Yifan Transaction has been structured as a reverse takeover transaction and the stockholders will have no right to vote with respect to the approval of the
Yifan Transaction or the terms thereof. The provisions of the General Corporation Law of Delaware that grant stockholders appraisal rights in connection with certain merger transactions will not be applicable to the Yifan Transaction.

       Legal Status of Amendment. The Amendment has been proposed, approved and filed in accordance with the requirements of the General Corporation Law of Delaware. While a Delaware corporation may withdraw a filed amendment prior to its effective date if such withdrawal is approved by the requisite stockholder vote, the Issuer does not intend to alter the terms of the Amendment, although it may elect to change the effective date thereof.

       Effectiveness of Amendment. Under Section 14(c) of the Exchange Act, the Amendment cannot become operative until 20 days after the Issuer mails an "Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934" to all its stockholders (the "Section 14(c) Information Statement"). The rules of the SEC require that a Section 14(c) Information Statement contain all of the information that would have been included in a Proxy Statement. We filed our Section 14(c) Information Statement with the SEC on August 14, 2000. When we have responded to comments from the SEC's staff and are legally authorized to mail the Section 14(c) Information Statement to our stockholders, we intend to change the effective date of the Amendment to the 20th day after the mailing date of the Section 14(c) Information Statement.

Acquisition of Yifan.com, Inc.

       Overview of Acquisition Terms. On July 30, 2000, the Issuer entered into a reorganization agreement with Yifan and all of its stockholders. In connection with the Yifan Transaction:

     o    the Issuer changed its name to Yifan Communications, Inc.;

     o the Issuer filed the Amendment which will reduce its issued and outstanding common stock to 812,500 shares of New Common and increase its authorized capital to 100,000,000 shares of New Common and 10,000,000 shares of New Preferred;

     o the stockholders of Yifan contributed all of their interest in Yifan to the Issuer solely in exchange for the right to receive 11,994,750 shares of New Common;

     o the Issuer agreed to issue 179,921 shares of New Common to certain finders who assisted in the negotiation of the Yifan Transaction; and

     o Capston agreed to transfer 89,961 shares of New Common to such finders.

       Taking all of the foregoing into account, there will be approximately 12,987,171 shares of New Common issued and outstanding on September 30, 2000, the effective date of the Amendment. No shares of Preferred Stock will be issued and outstanding.

         New Principal Stockholders. The Amendment will not become effective until September 30, 2000, and shares of New Common cannot be issued to the former stockholders of Yifan until that date. The following table contains pro forma information on the beneficial ownership of the Company's New Common after giving effect to the Yifan Transaction. The table identifies (i) each owner of more than 5 percent of the New Common; (ii) all directors and executive officers of the Company; and (iii) all directors and executive officers of the Company as a group.

                                                                           Amount and
                                                                            Nature of
    Name and Address                                                       Beneficial                  Percent
      of Beneficial Owner                                                 Ownership(1)                of Class
===========================================================================================================================
Yifan He (1)                                                                3,093,313                    23.83%
Jeffery Wu (1)(2)                                                           3,293,100                    25.36%
Michael Yung (1)(3)                                                         2,167,088                    16.69%
Ahn Tran (1)                                                                  585,000                     4.50%
Sally A. Fonner (4)(5)                                                        228,116                     1.73%
Jeff Kraft (6)                                                                 25,000                     0.19%
Tobem Investments (7)                                                         100,000                     0.77%
Executive Officers and Directors
       as a Group (5 persons)                                               9,392,616                    71.33%

     (1)  41-60 Main Street, Suite 210, Flushing, Queens, New York 11355.

     (2) Includes 2,843,100 shares owned by Mr. Wu and 450,000 shares owned by Mr. Wu as custodian for his minor child.

     (3) Includes 1,154,588 shares of New Common owned by Mr. Yung's wife Michelle Yung and 1,012,500 shares owned by Michelle Yung as custodian for their minor children.

     (4) Gives effect to (a) Capston's purchase of 11,000,000 shares of Old Common from Tobem, (b) the 1 for 40 reverse split, (c) the assignment of 204,424 shares of New Common to certain individuals who assisted Capston in the restructuring of the Company's affairs, (d) the assignment of 89,961 shares of New Common to certain finders who assisted in the Yifan Transaction, (e) the issuance of 180,000 shares of New Common to Ms. Fonner under the terms of her employment agreement, and (f) the assignment of 20,000 shares of New Common to Mr. Kraft by Ms. Fonner as compensation for his services as the Company's Interim Chief Financial Officer.

     (5) Capston has agreed to refund a $350,000 acquisition fee to the Company if on the first anniversary of the Yifan Transaction, the New Common is listed on the Nasdaq Stock Market and the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days. To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in a bank escrow.

     (6) Includes 5,000 shares that will be assigned to Mr. Kraft by Capston as compensation for his involvement in the restructuring of the Company's affairs. Also includes 20,000 shares that will be assigned to Mr. Kraft by Ms. Fonner as compensation for his services as Interim Chief Financial Officer of the Company.

     (7) Gives effect to Capston's purchase of 11,000,000 shares of Old Common from Tobem and the 1 for 40 reverse split.

         The Issuer knows of no arrangements that will result in a change in control at a date after this Current Report on Form 8-K.

       Copies of the Certificate of Ownership and Merger and the Amendment to the Issuer's Certificate of Incorporation accompany the Issuer's July 8-K and are incorporated herein by reference. Copies of the documents used to effect the Yifan Transaction accompany this Report and are incorporated herein by reference. See Item 7.

Item 2.
ACQUISITION OF ASSETS

History of Yifan.com, Inc.

       Yifan LLC, a New York limited liability company, was organized on January 22, 1999, to finance the further development and expansion of the "yifan.com," web site. In connection with the formation of Yifan, LLC, Mr. He contributed all his right title and interest in the yifan.com web site to Yifan LLC in exchange for membership interests. During 1999, two individuals contributed $145,298 in cash to Yifan LLC in exchange for membership interests. During 1999, three individuals contributed consulting services valued at $18,170 and five individuals contributed software development services valued at $18,020 to Yifan LLC in exchange for membership interests.

      Yifan.com, Inc., a New York corporation, was organized on January 5, 2000, as the corporate successor to Yifan LLC. In connection with the organization of the Company, Yifan LLC conveyed all of its business operations and properties to the Company and the members of Yifan LLC received a total of 4,750,000 shares of Yifan's common stock.

Business of Yifan.com, Inc.

       We are a leading Chinese language Internet communications, e-commerce and software development company. We established our first Chinese language Internet portal, "yifan.com," in May 1997. Our site was written entirely in simplified Chinese, the standard written language in the Peoples Republic of China (the "PRC"), and focused primarily on the needs of the Chinese community in the New York Metropolitan area. Concurrently, we established "E-omninet," a free service that gives our registered users free access to a variety of online features including a file manager, address book, bookmarks, solar and lunar calendars, event reminders, POP3 e-mail and personal web page hosting. E-Omninet permits our registered users to record and access personal and business information from any location, and if desired, share that information with others.

         In late 1998, we began to seek third-party financing to enhance the yifan.com site, expand the scope of our service to the Chinese community and create proprietary Chinese language software products that will make the Internet more accessible to the one-quarter of the world's population that reads and writes Chinese. After obtaining financial and business assistance from several leading members of the Chinese community in the New York Metropolitan area, we embarked on an ambitious software development project that has resulted in several proprietary software products:

     o Search Engine - provides the fastest Chinese language search of any engine on the Internet;

     o Web Crawler - uses both Simplified Chinese and Traditional Chinese to search and categorize Chinese language web pages;

     o    Translation   Utility  -  converts  between   Simplified  Chinese  and
          Traditional Chinese characters on the fly while a page is downloading;

     o Content Provider Shell ("CPS") - provides all of the core programming modules needed by users who want to establish a wide variety of Chinese language "content" sites;

     o E-commerce Shell ("ECS") - provides all of the core programming modules needed by merchants who want to establish a wide variety of business to business ("B2B") and business to consumer ("B2C") e-commerce sites;

     o Tollgate Utility - allows users to download encrypted copies of copyrighted books and other documents that can only be read on the computer that downloaded the document, thereby protecting the copyright owners;

     o    Distance   Learning   Products  -  facilitate   the   development   of
          Internet-based education programs for Chinese populations world-wide; and

     o    Chinese language chat room software.

       We also provide a variety of value-added business services designed to enhance the Internet presence of our clients, including store hosting and management, and web site tools and services. We are not engaged in the business of designing, building, maintaining or operating specific web sites on a contract basis because we believe such fee for service activities are not likely to generate recurring revenues comparable to those experienced by software developers. Rather, we are focusing our efforts on the software tools and business systems that will become essential as the Internet becomes an important communications medium in Chinese speaking communities worldwide.

       Since 1997, our business has grown, adapted and changed significantly as we evolved from a student's hobby to a portal network that operates under four principal domain names "yifan.com," "yifan.net," "yifannet.com" and "gotofind.com." We presently serve approximately 100,000 registered users and generate approximately 1 million page impressions per day from our four Internet portal sites (our "Portals"). The bulk of our traffic comes from members of the Chinese community in North America.

       While rapid growth is to be expected in Internet related businesses, we have grown to over 100,000 registered users with virtually no advertising or promotion, other than word of mouth. Where other Internet companies have relied on expensive advertising and promotion to develop and retain a user base, we have developed an "Online Community" where responsiveness to the needs of a carefully targeted audience and reliance on user feedback is the foundation for success. By focusing on developing a content-rich Internet destination and portal network that satisfies the specific needs of our users, our Company has become a market leader in North America.

       While over one-quarter of the world's population reads and writes Chinese, Internet sites written in Chinese are relatively rare and the number of companies that are focusing their attention on Chinese communities is relatively small. We believe that over the next 15 to 20 years, the Internet will become an important communications medium in Chinese communities worldwide. We also believe underdeveloped communications infrastructures, unpredictable regulatory policies and immature markets may impede the growth and development of the Internet in the PRC and other Chinese speaking countries for many years. Since we believe the market for Chinese language Internet services will develop at different rates in different parts of the world, we intend to grow our business by focusing first on the needs of Chinese communities in North America and other industrialized nations. Then, when the communications infrastructure, regulatory policies and market potential in the PRC and other less-developed Chinese speaking countries justifies the anticipated cost of expansion, we intend to develop additional Online Communities in these larger markets.

Industry Background

       Development of the Internet. The Internet is a global network of interconnected, separately administered public and private computer networks that enables commercial organizations, educational institutions, government agencies and individuals to communicate, access and share information, provide entertainment and conduct business remotely. Use of the Internet has grown rapidly since the start of its commercialization in the early 1990s. International Data Corporation, or IDC, estimates that the number of Internet users worldwide will grow from approximately 196.1 million at the end of 1999 to approximately 502.4 million by the end of 2003. The rapidly growing number of users and the ability of corporations to effectively target them has led to a variety of online advertising and e-commerce opportunities. The rapid growth in the popularity of the Internet is due in large part to increasing computer and modem penetration, development of the World Wide Web, the introduction of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the
Internet. Technological advances relating to the Internet have occurred and continue to occur rapidly, resulting in more robust and lower cost infrastructures, improved security and increased value-added services and content.

       Growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions. These trends have led businesses increasingly to explore opportunities to provide Internet based applications and services within their organization and to customers and business partners.

       World Wide Web. An important factor in the widespread adoption of the Internet has been the emergence of a network of servers and information available called the World Wide Web. The Web is a network medium rich in content, activities and services. A few examples of what is available on the Web include magazines, news feeds, radio broadcasts, and corporate, product, educational, research, and political information, as well as activities, including chat and web communities and customer services, including reservations, banking, games and discussion groups.

       The rapid deployment of the Web has introduced fundamental changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing product and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

The Internet as a New Business Medium

       The growth in the number of Internet users, the amount of time users spend on the Internet, the increase in the number of web sites and the rate of Internet and PC penetration is being driven by the increasing importance of the Internet as a content resource, advertising medium and platform for consumer services.

       Content Resource. New software-based authoring tools have lowered the cost of publishing content on the Internet relative to conventional publishing methods and enable new, exciting forms of multimedia content. The cost of accumulating, storing and delivering content to a large audience is lower than that of conventional media, consisting only of the cost of maintaining and operating computer equipment. Content is readily accessible by any Internet user and most information is available free of charge. The Internet is also achieving increasing popularity as an entertainment alternative. Through the wide array of content offerings available from different web sites, Internet users are able to view photographs, video clips, listen to music, play interactive, real-time games with third parties and communicate with friends.

       Advertising. Advertisers have identified the Internet as a means for mass communication of their messages, similar in many respects to the use of advertising in traditional media such as television and radio broadcasting and print publishing. We believe advertisers have also recognized that web-based advertising may be more effective in a number of respects than traditional media advertising. The Internet allows advertisers to present messages to specific, targeted audiences, and to enable users to interact with advertising information presented in web pages. This characteristic of the Internet also permits advertisers to measure more precisely the number of impressions, or times that an advertisement appears in page views downloaded by users, through verification by an independent third-party auditor. Advertisers can also measure the effectiveness of advertising in generating "click-throughs," or user requests for additional information made by clicking on the advertiser's banner linking the user to the advertiser's web site. We believe increases in transmission bandwidth through higher speed Internet connections, and wider adoption of advanced content delivery technologies for the Internet, such as Java, VRML and other multimedia enabling technologies, will increase the functionality of advertising, and will make the Internet an even more attractive advertising medium. We also believe technological developments may result in greater ability to provide information and analysis about the effectiveness of Internet advertising, the demographic profiles of users, as well as the ability of advertisers to frequently modify and more closely tailor their messages. This should result in more targeted, higher impact advertising opportunities, and greater integration of web-based advertising into the range of marketing channels available to advertisers. According to Forrester Research, the dollar value of Internet advertising worldwide is expected to increase from approximately $3.3 billion in 1999 to approximately $24.1 billion in 2003.

       E-commerce. The Internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and by which businesses are providing customer service. Businesses have sought to capitalize on the Internet as a platform for consumer services through the establishment of Web sites devoted exclusively to the dissemination of information relating to their products and services. According to IDC Internet e-commerce is expected to increase from approximately $111.4 billion in 1999 to approximately $1.3 trillion in 2003.

Unique Challenges of Chinese Language Internet

       We believe that the development of comprehensive Internet services in the Chinese language presents a number of unique challenges that require unique solutions:

         Two written languages. There are two principal forms of written Chinese. In North America, Taiwan, Hong Kong and other areas, the principal form of written Chinese uses traditional Chinese characters. The PRC, on the other hand, uses a simplified set of the Chinese characters. In order to accommodate different reading habits and provide a truly user-friendly online experience, we have developed a utility that allows the user to select either the traditional or simplified Chinese character set. When activated, this utility automatically converts Chinese language web pages into the selected character set on the fly while the page is downloading. Several different cultures. The needs of Chinese communities in different parts of the world vary significantly and each of the principal Chinese language markets will ultimately demand content and services that are distinct from those offered in other markets. The distinct cultural and historical background of Chinese communities in different parts of the world also translates into viewing and thinking habits that are distinct from those in other markets. This requires not only that online directories and content contain different information, but that such information be structured to best reflect regional differences in viewing and thinking habits. Our current service offerings have been structured to meet the needs of the Chinese community in North America. As we expand our portal network to other regions, we will be required to modify our content and service offerings to be truly responsive to local cultural differences. We believe the cultural differences between the principal Chinese communities may limit the advantages Internet-based businesses might otherwise obtain by leveraging identical content across the PRC and overseas Chinese markets.
         Consumer and business buying habits. Family, personal relationships, culture and tradition have a substantial influence on consumer and business behavior in the world's principal Chinese communities. As a result, business relationships can be less dynamic than in other cultures and being a low-cost alternative does not necessarily mean a business will be an acceptable alternative. Therefore we believe that the task of developing e-commerce opportunities in Chinese communities worldwide will more be difficult than developing e-commerce opportunities for other population groups.
         Chinese language searches are technically difficult. Key word searches in the Chinese language are more complicated than searches in English. Frequently, thoughts that would be expressed by a single word in English consist of several Chinese characters grouped together as a phrase. Additionally, unlike English where words in a sentence are separated by spaces, Chinese phrases with varying numbers of characters are not separated out in a sentence. Therefore, Chinese text must be indexed to separate out the phrases before it can be subjected to key word/phrase searches. The fact that each character in Chinese requires twice the number of bytes needed for a letter in English can create additional software complications. To overcome these structural difficulties with the Chinese language, we have developed a proprietary Chinese language search engine that uses both simplified and traditional Chinese character sets to provide the fastest Chinese language search of any engine on the Internet. We have also developed a proprietary web crawler that uses both simplified and traditional Chinese character sets to search and categorize Chinese language web pages.
         Infrastructure limitations. The telecommunications infrastructure in the PRC and many developing Asian countries lags far behind North America and Europe. In particular, bandwidth remains relatively expensive and scarce, posing significant challenges for both providers and users of Internet services. In addition, the quality of service provided by network backbone operators and server hosting facilities in the PRC and many developing Asian countries is still relatively poor. As a result, Internet companies offering content and services in these areas must adapt their operations to function within these technological constraints and execute their business strategies accordingly.
         Underdeveloped distribution networks and payment systems. The most important factors affecting the potential for e-commerce are the availability of efficient distribution channels and reliable payment systems. With a few notable exceptions, the distribution channels in the PRC and many developing Asian countries are antiquated and inefficient. Similarly, credit cards and other electronic payment systems are not prevalent in many Chinese communities. Even in North America, the Chinese community generally prefers cash to credit cards and other electronic payment facilities.
         Uncertain business and regulatory environment. The business and regulatory environment in the PRC and many developing Asian countries can be uncertain and subject to rapid change. Business relationships are often defined by past practices and mutual understandings as opposed to precise contracts. Similarly, the regulatory environment is frequently uncertain and subject to a wide range of potential interpretations. Without extensive knowledge about the regulatory environment, businesses often fail to effectively interact with regulators and such failure may result in significant delays. Challenges of a new and rapidly developing market. The market for Chinese language Internet content and services is relatively new and immature. While IDC estimates that the number of Internet users in the PRC will grow from approximately 3.9 million at the end of 1999 to approximately 25.2 million by the end of 2003, this represents less than 2% of the population of the PRC. In contrast, IDC estimates that the total number of Internet users in the non-Chinese world will grow to 10% of the population by the end of 2003.

Our Business Model

       We offer a comprehensive suite of Internet products, services and solutions to our users and believe that by offering an integrated platform of content, community and commerce and related services, we are well positioned to capitalize on the growth of the Chinese language Internet. Our integrated platform includes the following:

         Online Community. Our fundamental business strategy is based on developing an active community of Internet users who share a common language, culture and heritage. We will continue to rely on user feedback, word of mouth advertising and responsiveness to community needs as a foundation for future growth and believe our focus on the needs of our users will foster the organic growth of our existing and proposed Online Communities. Portal Network. Our portal network is committed to content, community and commerce, and provides a platform for a rich variety of online products that cater to the needs of our users and provide easy access to information resources on the Internet. Advertising Network. Our portal network provides a desirable platform for ad hosting and targeted advertising to the Chinese communities we serve. Software Solutions. Our proprietary Chinese language software solutions facilitate the development of web-based businesses in a variety of fields ranging from content and information services to B2B and B2C e-commerce.

       Since inception, our business has been dedicated to the Online Community concept. We carefully focus our content offerings on areas of interest to the Chinese community in such a way that our users actively contribute to both the content and dialogue within our community. We believe that as users become involved with our Online Community, they will be inclined to return to our Portals repeatedly and stay for longer periods. We seek to develop an active, loyal user base by integrating important community features into our portals, including the following free services:

         E-mail. We offer users a free personal e-mail account that can be accessed from any computer with an Internet connection. As our users do not need to change their e-mail addresses when they move or change service providers, the same e-mail address can be used indefinitely. As of July 2000, our free e-mail system included over 100,000 accounts. File Manager. We offer users a free file manager that can be accessed from any computer with an Internet connection. This allows our users to store personal and business information on our servers, access their information from any location, and if desired, share that information with others. Calendars and Event Reminders. We provide online solar and lunar calendars and offer users a free service that automatically sends reminder notices on important events a user has entered in his event reminder database. Message Boards. We offer users the ability to post messages for general viewing to promote dialogue on relevant issues, topics or events of interest. Instead of participating in real-time dialogue, users are able to enjoy the freedom of posting and retrieving messages at their convenience.
         Online Chat. Our chat rooms create a "virtual community" where a participant can interact in real-time group or one-on-one discussions. Our chat rooms are arranged around multiple topics of interest including romance, entertainment, sports and current events. Many users find that chat rooms are an attractive alternative to the telephone since online chat is inexpensive and facilitates the process of "meeting" other users who share similar interests.
         Dating Service. Our online dating service makes it easy for our users to meet other users with similar backgrounds who share similar interests. It also provides a non-threatening forum where people can get to know each other before agreeing to a personal meeting.
         Personal web-page hosting. We offer users the opportunity to create free personal homepages. Using a variety of personal publishing tools, users are able to quickly and easily create fully personalized homepages that allow users to post materials to the public on a variety of subjects. This service, in turn, creates additional content for our Portals and may increase traffic and user loyalty.

       Our business goal is to capitalize on the growth of the Internet among Chinese users worldwide. We believe Chinese users represent one of the fastest growing and potentially one of the largest user groups on the Internet. We believe that our success to date is attributable to the following factors, and we believe that these factors will continue to be our competitive strengths:

       Initial Focus on North America. Our operations to date have focused primarily on serving the Chinese communities in North America. Our products and services are tailored to the specific interests, needs and viewing habits of our users. We began our operations in the New York Metropolitan area and the bulk of our key employees still call the New York Metropolitan area home. We also contract with a number of independent programmers in Taiwan, Hong Kong and the PRC. Our local presence allows us to better understand the needs of both Internet users and Internet-based businesses, and our commitment to community helps us build and maintain strong relationships. While the Chinese communities in North America represent less than one percent of the world's Chinese population, they have a disproportionately large share of the total purchasing power. In general, people of Chinese extraction who live in North America are more affluent, better educated and more technically proficient than the general population. The Chinese community is also more insular than many ethnic groups and clearly identifiable "China-Town" districts, busy centers of commerce, culture and community, can be found in most major American cities. For these reasons and others, we believe the Chinese community in North America is a particularly desirable and cohesive niche market.

       Easy Access to Information. We produce, collect, translate, enhance and supplement content for our portal network. As online Chinese language content improves, we expect our portal network to generate increasing traffic and become a highly desirable forum for directed advertising. Each of our Portals provides easy access to content, community and e-commerce offerings that appeal to individual users. We seek to make our Portals the first and most frequent destination for Chinese language Internet users through Online Communities which, in turn, results in increased user affinity for our portal network. Our products and services such as free personal web pages, personalized e-mail, topic-based chat services, dating services and efficient Chinese language searches are designed to create this sense of community among our users. We believe our Online Communities will be a major source of traffic and user loyalty as the Internet becomes an integral part of the Chinese lifestyle.

       First Mover Advantage and Brand Leadership. We are a pioneer of the Internet industry and introduced our first Chinese language portal site in May 1997. Our business has grown, adapted and changed significantly as we evolved from a student's hobby to a portal network that registers over 1 million page impressions per day. We maintain our position as one of the top Chinese language sites in North America by continually expanding the scope of our service to the Chinese community. A significant part of our business development strategy revolves around the maintenance of the "Yifan" name. It is highly unusual for a public company to incorporate its president's first name in its corporate name. But we believe that in so doing, we have become synonymous with the natural and organic evolution and development of the Chinese language Internet.

       Proprietary Online Directory. Our Yifan online directory, the centerpiece of our portal network, was carefully designed and has been continuously refined to reflect the unique cultural characteristics and thinking and viewing habits of our users. Our editorial staff reviews and classifies web pages according to content and integrates that information into a hierarchical directory structure. As a result, most web pages lie at the end point of at least 3 distinct search paths. As of July 31, 2000, our online directory contained links to over 160,000 Chinese language web pages. We currently receive approximately 300 requests per day from Chinese language web sites that want to be included in our directory. Our directory is highly complex, proprietary and specific, and we believe it would be very difficult for our competitors to duplicate our directory.

       Superior Search Capabilities. Our proprietary search engine is an unique Java Servelet application that has been written entirely in Chinese and is designed to meet the challenges posed by the Chinese language and its pictographic characters. We have found that the use of Java technology for our search engine results in superior execution speed and more comprehensive searches. At the date of this Report, we believe our search engine provides the fastest Chinese language searches of any engine on the Internet. We have also developed a proprietary web crawler that is written in Visual C++, and automatically searches the Web to identify and classify Chinese language web pages.

       Attractive Platform for Advertising and e-Commerce. We believe that our Portals will provide a highly attractive platform for advertisers and merchants because we have become a leading Internet brand in North America and provide direct access to the Chinese community, a user group with a highly desirable demographic profile. We are currently developing a client service group that will be dedicated to developing and enhancing relationships with advertisers and maximizing the effectiveness of their advertising campaigns. We will also provide advertisers with detailed and timely data regarding the number of advertisements displayed and the number of users who clicked through for additional information. Moreover, we intend to take advantage of our high visitor traffic by developing a user-friendly e-commerce platform that will allow a wide variety of merchants to easily establish B2B and B2C e-commerce capabilities. We also plan to facilitate e-commerce activity by providing order tracking and product database management services.

       Unique Chinese Language Web Solutions. We are actively developing Chinese language software products that facilitate the creation, operation, maintenance and management of Chinese language Internet sites. These products range from Chinese language search and translation tools to content provider and e-commerce provider shells that contain all the programming modules necessary to develop a web-based business serving the Chinese language community. Our strategy is to differentiate ourselves based on the breadth of our integrated services, the caliber of our resources, and our responsiveness to user needs. Through our portal network, we intend to offer our clients the distribution channels they require for bringing traffic to their Web site, while also enabling us to track and measure our success in directing viewers to our clients web sites. Our e-commerce strategy is conducive to multiple revenue streams, including software sales, professional services, advertising fees, and e-commerce fees.

Our Growth Strategy

       Our Company's target market could be broadly described as the Chinese speaking population of the world, but that broad description would be overly simplistic. We believe that the larger Chinese speaking market actually consists of several distinct communities:

o    Chinese communities of North America;
o    Chinese communities of industrialized Europe;
o Chinese exporters in Hong Kong, Taiwan the PRC and developing Asian nations;
o    Chinese consumers in Hong Kong, Taiwan and developing Asian nations;
o    Chinese business in the PRC; and
o    Chinese consumers in the PRC.

       We believe the telecommunications infrastructure in the PRC and other developing Asian nations will not be adequate to service an Online Community or B2C e-commerce for several years. In addition, since active user involvement and the free and unrestricted flow of information, ideas and opinions are core features of our Online Communities, we believe the PRC and other developing Asian nations will present limited opportunities until there are substantial changes in the prevailing regulatory regimes. Therefore, we do not intend to establish Online Communities or B2C e-commerce facilities in the PRC and other developing Asian nations for an extended period of time.

       While all of our target markets share a common language, history and culture, the demographic characteristics, geographic dispersion, relative size and near-term commercial potential of the various Chinese communities vary considerably. Therefore, we believe each of the principal Chinese communities presents a different risk/reward profile and our overall business strategy has been carefully developed to take these fundamental differences into account, maximize our potential operating revenue and minimize our exposure to developing and unpredictable markets. The principal milestones in our overall growth strategy are:

         Enhance North American Leadership. Our current user base includes approximately 100,000 registered users and the bulk of these users are located in the northeast. We are actively seeking to expand our user base on the West Coast and enhance our leadership position in the North American market. We intend to grow our North American market share by acquiring other Chinese language Internet companies that have established West Coast appeal and by continuing to emphasize the value, utility and functionality of our Online Community. We also intend to expand our product and service offerings to more fully satisfy the information and e-commerce needs of our users. We believe that as our user base and our e-commerce activities expand, we will become a particularly attractive platform for advertisers who wish to target the Chinese community in North America. Leverage North American Leadership into Industrialized Europe. We believe most of the lessons we have learned with respect to the creation and development of an Online Community will be readily transferable to Industrialized Europe. In general, the Chinese communities in Europe are similar to the Chinese communities in North America in terms of size, affluence, education, technical sophistication and cohesiveness. Therefore, we intend to pursue European expansion as the second step in our corporate development. We are currently working to establish a base of operations in Fribourg, Switzerland and believe we will be able to negotiate agreements with the Swiss government that will give us favorable income tax rates and substantial economic development incentives. If our negotiations are successful, we intend to base our proposed import-export e-commerce center in Switzerland, thereby maximizing the long-term advantage of the available incentives. Leverage Leadership into Import-Export e-Commerce. We believe a leadership position in the North American and European markets can be readily leveraged across international borders to attract B2B e-commerce in the import-export sector. In particular, we believe our sophisticated portal network and our affluent and technically proficient user base will be particularly attractive to merchants in Taiwan, Hong Kong, the PRC and other developing Asian nations that want to establish e-commerce facilities for exports directed to Chinese communities in North America and Europe. We are presently pursuing negotiations with a number of food product exporters in Taiwan, Hong Kong and the PRC and hope to conclude the first of these negotiations within 30 days. If we are able to develop a critical mass of import-export e-commerce in the food distribution business, we believe we can become the B2B e-commerce Portal of choice for other import-export transactions between Chinese owned companies. Leverage Experience with Online Communities and e-Commerce into Asia. We believe many of the lessons we have learned with respect to the creation and development of Online Communities will also be transferable to Chinese communities in Asian countries other than the PRC that have adequate communications infrastructure and predictable regulatory regimes. While the Chinese communities in Asia are more diverse and generally less technically sophisticated than the Chinese communities in North America and Europe, these Chinese communities are significantly larger and represent a much greater potential for Online Community development and B2C e-commerce. Leverage Leadership into B2B e-Commerce in the PRC. As the final step in our development, we will attempt to enter the B2B e-commerce market within the PRC itself. Since the PRC presents numerous technical and regulatory challenges, there can be no assurance that our efforts to establish B2B e-commerce capabilities in this market will ever be successful. Moreover, there can also be no assurance that the bulk of the B2B e-commerce in the PRC will not ultimately go to other portal networks that provide a broader array of Internet services to businesses and consumers in the PRC.

Principal Risk Factors of Our Business

We have limited financial resources and we will need substantial additional capital, which we may not be able to obtain

       After giving effect to the payment of the Issuer's debts, the completion of the Yifan Transaction and the payment of the expenses associated with the Yifan Transaction, our Company had total stockholders' equity of approximately $1,217,500 at the date of this Report, including $395,300 in cash. We believe these cash resources will be adequate to provide for our operating expenses for a period of not more than three to six months from the date of this Information Statement. Thereafter, we will need additional capital to pay our operating expenses and finance our planned expansion.

       We will need at least $3 to $5 million in additional capital in the immediate future to fund our current operating expenses and our planned expansion. In addition, long term capital requirements are difficult to plan in the rapidly changing Internet industry. We currently expect that we will need capital to pay our ongoing operating costs, fund additions to our portal network and computer infrastructure, pay for the expansion of our sales and marketing activities and finance the acquisition of complementary assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

     Our ability to obtain additional financing in the future will be subject to a variety of uncertainties, including:

         changes in the demand for online information services;
         changes in the nature of our business resulting from the introduction of new services; changes in the nature of our business resulting from our entry into new markets; changes in our future results of operations, financial condition and cash flows; changes in investors' perceptions of and appetite for Internet-related securities; changes in capital markets in which we may seek to raise financing; and changes in general economic, political and other conditions in our target markets.

     The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

We have a history of losses and we anticipate future losses

       Yifan has never generated revenues from advertising, web hosting, software sales or business services. The $8,000 in revenue Yifan received in 1999 was a partial payment on a web site development project that was ultimately abandoned by the client prior to completion. During the period from inception (January 5, 1999) through June 30, 2000 Yifan had cumulative operating losses of ($112,417). In addition, Yifan spent approximately $433,000 on software development, all of which was capitalized. To date, all of Yifan's operating expenses have been paid from capital contributed by its founders and private placement investors. We anticipate that the Company will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel costs, greater levels of product development and our overall expansion strategy. It is likely that our operating losses will increase in the future and we may never achieve or sustain profitability.

       Our need to acquire the necessary skills, staff and systems to operate as a public company could substantially increase our operating expenses and occupy our senior management's time. The historical and pro forma financial statements included in this Report do not reflect the anticipated future costs of operating as a public company.

The market for our outstanding shares is limited and the current market price of the Old Common bears no relationship to our assets, earnings or any other established criteria of value

       The pro forma book value per share of the Old Common is approximately $.002 per share at the date of this Report and the fully diluted book value of the New Common will be approximately $.09 per share after the completion of our pending 1 for 40 reverse split. According to OTC Bulletin Board records, trading in the stock of the Issuer before the Yifan Transaction was generally less than 20,000 shares per day and the market price of such shares was generally in the $.10 range. Since the completion of the Yifan Transaction, trading volume has increased and the closing prices for the Old Common were $.17 bid and $.18 asked on August 11, 2000. These trading values represent a multiple of 85 to 90 times the pro forma book value per share of the Old Common and bear no relationship to our assets, earnings or any other established criteria of value. At this time an investment in the Company must be considered an investment based on the perceived value of our strategic plan and the track record of our officers and directors. None of these factors can be quantified.

       There is no active, sustained and liquid public market for our Old Common at the date of this Report and there can be no assurance that a market for the New Common will develop in the future. There is also no assurance that the New Common will trade at a price that approximates the current market price of the Old Common, as adjusted for the reverse split. If a market for the New Common does develop, the price of the New Common may be highly volatile. Therefore, our stockholders may experience difficulty in selling their shares should they desire to do so. The stock markets in general and the OTC Bulletin Board in particular are subject to periods of extreme volatility during which the market prices of securities can fluctuate substantially. The price of our securities may be adversely affected by such volatility notwithstanding our actual operating performance.

We are subject to the SEC's Penny Stock Rules

         The SEC's "Penny Stock Rules" govern trading of our Old Common. These rules apply to all Bulletin Board stocks that cost less than $5.00 per share and are issued by companies having less than $5,000,000 in net tangible assets. While the New Common may trade at a price of $5 per share or more if the market price increases in direct proportion to the reverse split, the Company does not have more than $5,000,000 in net tangible assets. Since reverse splits do not necessarily result in a proportional increase in market prices, there is no assurance that the Company will ever be exempt from the Penny Stock Rules. The Penny Stock Rules impose substantial sales practice burdens and requirements upon broker-dealers who sell such securities to persons other than established customers and accredited investors. Before effecting transactions covered by the Penny Stock Rules, a broker-dealer must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the Penny Stock Rules may affect the ability of broker-dealers to effect market transactions in our New Common. The Penny Stock Rules may also affect the ability of persons now owning or subsequently acquiring our securities to resell such securities in any trading market that may develop. Such factors may have a material adverse impact on the market price of the New Common.

We will probably issue additional equity securities to raise additional capital and acquire other companies or operating assets

       Under the terms of the Amendment, we will have the authority to issue 100,000,000 shares of New Common and 10,000,000 shares of New Preferred without a vote of the stockholders. After giving pro forma effect to the completion of the Yifan Transaction, approximately 12,987,171 shares of New Common will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding.

       The Board will have the authority to issue all or any part of our authorized and unissued capital stock to raise additional capital or finance acquisitions. The Board will also have the authority to fix the rights, privileges and preferences of the holders of New Preferred, which may be superior to the rights of holders of the New Common. It is likely that we will seek additional equity capital and attempt to acquire other companies or operating assets in the future as we develop our business and implement our growth strategy. A future issuance of additional shares of New Common or New Preferred will probably dilute the percentage ownership interest of our current shareholders and may dilute the book value per share of the Company's outstanding equity securities.

We commenced operations in 1997 and have never generated any operating revenue

       When our president Yifan He established our first Chinese language web-site in May 1997, Mr. He was pursuing a personal interest in Internet technology and had no intention to create a commercial venture. As a result of rapid growth in the popularity of the yifan.com web site, Mr. He began to seek outside financing in 1998. These funds were used to enhance the yifan.com Portal, expand the scope of its service to the Chinese community and create a variety of proprietary Chinese language software products that are designed to make the Internet more accessible to people who read and write Chinese. During the development stage, we implemented restrictive operating policies that were designed to maximize the speed and performance of our Portals and minimize the potential for complaints. As a result, we did not enter into our first advertising agreement until June 2000 and we have never generated any operating revenue. To date, all of our operating expenses have been paid from capital contributed by our founders and private placement investors.

       In order to execute the business plan described in this Report, we will need to continue to provide high levels of service to our existing Online Community while making several fundamental changes in the way we do business:

         We will be required to initiate a program to market advertising space on our Portals. While we entered into our first advertising contract with DoubleClick, Inc. in June 2000, the revenue from this contract will be limited and we will need to enter into additional advertising or sponsorship agreements in order to maximize our advertising revenue. If we are successful in our efforts to generate advertising revenue, our average download times will increase significantly and there is no assurance that our users will not find our Portals less desirable.
         We will be required to initiate a program to market our proprietary Chinese language software products. While we believe our software products will have considerable value and utility to content providers and merchants who want to develop a Chinese language Internet presence, we have not yet sold or licensed any of our software products to third-parties. There is no assurance that our efforts to commercialize our software products will be successful or that potential users will find our products superior to competitive software developed by others. We will be required to establish new Online Communities in Europe and other locations. In connection with each new Online Community, we will need to modify our content and service offerings in order to obtain and maintain high levels of user loyalty. There can be no assurance that we will be able to successfully transfer our current business model across international borders.
         We will be required to develop and introduce specialized venues for B2B e-commerce activities in the import-export sector. Two of our new Directors have significant experience in the import grocery business and diverse contacts among specialty food exporters in Taiwan, Hong Kong and the PRC. However, there is no assurance that their experience and contacts will translate into B2B e-commerce in the import-export sector or that such activities, if successfully commenced, will expand beyond specialty food products. We will be required to develop and introduce specialized venues for other types of B2B e-commerce including vendors who want to sell to a local audience, vendors who want to sell to a national audience and vendors who want to sell products to an international audience. There can be no assurance that vendors will find our proposed B2B e-commerce venues superior to competitive venues sponsored by others.
         We will be required to develop and introduce specialized venues for B2C e-commerce activities, including retail merchants who want to sell to a local audience, retail merchants who want to sell to a national audience and retail merchants who want to sell products to an international audience. There can be no assurance that merchants will find our proposed B2C e-commerce venues superior to competitive venues sponsored by others.

       As a result of our limited operating history, our business model and our growth strategy are unproven. We cannot be certain that our business model and our growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance or otherwise address the risks associated with our existing and proposed business activities.

       Our growth strategy and plans for expansion through acquisitions may not be effective

       Our growth strategy is expected to place a significant strain on our managerial, operational and financial resources. To effectively manage our planned growth and diversification, we must improve our existing operational and financial control systems, implement additional management control systems, expand our operating staff and effectively train and manage our employees. All of our executive officers, except Mr. He, are involved in other pursuits that will limit the amount of time they can devote to the business of the Company. Since it is not expected that Mr. Kraft and Ms. Fonner will ever become full-time employees of the Company, we will probably be required to make substantial additions to our executive staff within the next 12 months. There can be no assurance that we will be able to hire suitable executive officers or employees, or that we will be able to effectively train and manage our staff. There can also be no assurance that our systems, procedures and internal controls will be adequate to support our future operations or that our management will be able to fully exploit potential market opportunities. If we are unable to effectively manage growth, our business, results of operations and financial condition will be adversely effected.

       As a key component of our growth strategy, we intend to acquire companies and assets that we feel will enhance our revenue growth, operations and profitability. Any future acquisitions may require the use of significant amounts of cash, potentially dilutive issuances of equity securities and amortization expenses related to goodwill and other intangible assets, each of which could materially and adversely affect our business. Any future acquisitions will involve numerous business and financial risks, including:

         difficulties in integrating new operations, technologies, products and staff; diversion of management attention from other business concerns; cost and availability of acquisition financing; and potential loss of key employees.

       We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition. Moreover, our expansion into new markets could result in:

         unexpected changes in regulatory requirements;
         potentially adverse tax and regulatory consequences;
         export restrictions and controls such as those relating to encryption technology; tariffs and other trade barriers; and political instability and fluctuations in currency exchange rates.

       Any of the above could have a material adverse effect on the success of our future expansion.

Although we expect to generate revenue from advertising in the future, such revenue may not be substantial

       Online advertising is a key component of our business strategy, and we anticipate that a substantial portion of our future revenues will be derived from online advertising. We expect to derive an increasingly significant amount of revenue from hosting online advertising that is directed to the Chinese communities we serve. We have only recently entered into our first online advertising contract and have not yet received any advertising revenues. Therefore, our proposed online advertising activities are unproven and our ability to generate and maintain significant advertising revenue will depend, among other things, on:

         expansion of our existing Online Community in North America; acceptance of our Portals as effective and sustainable advertising venues; retention of a large user base with attractive demographics; and implementation of effective advertising delivery, tracking and reporting systems.

     The development of software that blocks Internet advertisements before they appear on a user's screen may hinder the growth of online advertising. The expansion of ad blocking on the Internet may decrease our revenues because when an ad is blocked, it is not downloaded from our ad server, which means that such advertisements are not tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on the Internet and on our Portal network because of the use of Internet advertisement blocking software. The use of software that blocks Internet advertisements may materially and adversely affect our business. Any reduction in traffic on our Portals or in the frequency of completed advertising downloads may cause advertisers to withdraw from advertising relationships, which, in turn, could reduce our future advertising revenues.

We rely on software and hardware systems that are susceptible to failure

       Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to advertisers and consumers. In addition, as the amount of traffic increases, there can be no assurance that we will be able to scale our systems proportionately. There also can be no assurance that our ad serving technology can properly track the number of impressions if traffic increases substantially. We are also dependent upon Web browsers, ISPs, and other Web site operators. Therefore we may suffer from system failures unrelated to our systems and services.

       We have limited backup systems and redundancy and we have experienced system failures in the past, which have disrupted our operations. We do not presently have a disaster recovery plan in the event of damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. If any of the foregoing occurs, we may experience a complete system shut-down. To improve performance and to prevent disruption of our services, we may have to make substantial investments to deploy additional servers or one or more copies of our Portals to mirror our online resources. Although we carry property insurance with low coverage limits, our coverage may not be adequate to compensate us for all losses that may occur. To the extent we do not address the capacity restraints and redundancy described above, such constraints could have a material adverse effect on our business, results of operations and financial condition.

We rely on content provided by third parties to attract viewers and advertisers

       We rely on a number of third-party relationships to create traffic and provide content in order to make our Portals more attractive to advertisers and consumers. Third party content on our Portals include stock quotes, news, essays, games. Most of these arrangements are not exclusive and are short-term or may be terminated at the convenience of the other party. There can be no assurance that our existing relationships will result in sustained business partnerships, successful service offerings, significant traffic on our Portals or significant revenues for us.

We are controlled by a small group of former Yifan shareholders, whose interests may differ from other shareholders

       After giving pro forma effect to the Amendment and the issuance of New Common to the former stockholders of Yifan.com, Inc our current officers and directors will own approximately 71% of our outstanding New Common. Accordingly, they will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They will also have the power to prevent or cause a change in control. In addition, without the consent of these shareholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these shareholders may differ from the interests of the other shareholders.

The sale or availability for sale of substantial amounts of our New Common could adversely affect its market price

       Sales of substantial amounts of our New Common in the public market, or the perception that these sales could occur, could adversely affect the market price of our New Common and could materially impair our future ability to raise capital through offerings of our equity securities. There will be approximately 12,987,000 shares of New Common outstanding immediately after the implementation of the reverse split and the issuance of New Common to the former stockholders of Yifan. Of this total, approximately 316,000 shares of New Common will be freely transferable in the open market and the remaining 12,671,000 shares will be "restricted securities" as defined in Rule 144 and may not be sold in the absence of registration other than in accordance of Rule 144. For purposes of calculating their holding period under Rule 144, Capston and Tobem have agreed that their holding period did not begin until July 30, 2000, the closing date of the Yifan Transaction.

       In addition, certain selling agents who were involved in a 1996 offering of common stock by the issuer hold selling agents' warrants that give them an immediately exercisable right to purchase approximately 136,600 shares of New Common at a price of approximately $1.04 per share. The terms of the warrant agreement give these warrant holders the right to require us to register the sale of shares issuable upon exercise of the warrants.

       The reorganization agreement with Yifan provides that all former Yifan stockholders who are not officers, directors or 10% stockholders after the closing of the Yifan Transaction will be entitled have their shares of New Common registered under certain circumstances. If the Company files a registration statement under the Securities Act to register shares issuable upon exercise of the selling agent's warrants, former Yifan shareholders who are not affiliates will be entitled to include shares of New Common held by them in the registration statement. Such a registration statement, if filed, could involve approximately 2,992,000 shares of New Common. The former Yifan stockholders do not have any right to require the Company to file such a registration statement on their behalf. But if such a registration statement is filed on behalf of the holders of selling agents' warrants, then the former Yifan stockholders will be entitled to join in such registration statement. Registration of these shares of New Common would permit the sale of these shares without regard to the limitations of Rule 144.

Item 3.
BANKRUPTCY OR RECEIVERSHIP

       Not applicable.

Item 4.
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       The Issuer's financial statements for the years ended December 31, 1998 and 1999 were audited by Harmon & Company, Certified Public Accountants, Columbus, Ohio. The financial statements of Yifan.com, Inc. for the years ended December 31, 1998 and 1999 were audited by Want & Ender, Certified Public Accountants, New York, New York. As a result of the Yifan Transaction, Want & Ender has been retained as the Company's auditor for the fiscal year ended December 31, 2000. During the fiscal years December 31, 1998 and 1999, and the subsequent interim periods, there were no reportable disagreements between the Issuer and Harmon & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 5.
OTHER EVENTS

       Not applicable.

Item 6.
RESIGNATIONS OF DIRECTORS

       No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with the Issuer on any matter relating to operations, policies or practices. The following information is provided as supplemental disclosure respecting the composition of our Board.

     In  connection  with the change of control  described in the April 8-K (see
Item I of this Report), the Board of Directors amended Article II, Section 2 of the Issuer's By-laws to read in its entirety as follows:

     Section 2. Number, Method of Election Terms of Office of Directors. The total number of Directors constituting the entire Board of Directors shall be not less than one (1) nor more than nine (9), with the then-authorized number of Directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors, provided, however, that the total number of Directors shall be not less than three (3) during any period when the total stockholders' equity of the Corporation exceeds $100,000. Each Director shall hold office until he resigns from office, is removed from office by the affirmative vote of the holders of a majority in interest of the Corporation's common stock or his successor is elected and qualified.

     Immediately after taking such action, the Board of Directors appointed Sally A. Fonner to serve as a Director until the next meeting of the stockholders. All three of the original members of the Board then resigned, leaving Ms. Fonner as the sole remaining Director. Ms. Fonner served as the sole Director of the Issuer between March 31, 2000 and August 17, 2000.

     On August 2, 2000, we filed our Section 14(f) Information Statement with the SEC. This Section 14(f) Information Statement was mailed to our stockholders on August 7, 2000. The Section 14(f) Information Statement disclosed that effective August 17, 2000, Sally A. Fonner would appoint Yifan He, Michael Yung, Jeffery Wu and Ahn Tran to serve as additional members of the Board until the next annual meeting of the stockholders. The Section 14(f) Information Statement further disclosed that Messrs. He, Yung, Wu and Tran are designees of the former stockholders of Yifan and are being appointed to the Board in connection with the Yifan Transaction described elsewhere herein.

     From and after August 17, 2000, our Board will consist of the five individuals identified in the following table who will serve as Directors of the Company until the next annual meeting of the stockholders, or until their successors are elected and qualified.

          Name                     Age            Positions
       Yifan He                    24       President, Chief Executive Officer
                                             and Director
       Michael Yung                36       Director
       Jeffery Wu                  36       Director
       Ahn Tran                    48       Director
       Sally A. Fonner             51       Secretary, Director
       Jeff Kraft                  48       Interim Chief Financial Officer

     There are no family relationships among any of the Directors, however, Messrs. Wu and Tran are involved in several joint business ventures. The following paragraphs present certain biographical information on the Directors of the Company:

     Mr. Yifan He serves as our President and Chief Executive Officer, and will also serve as a Director for a term commencing on August 17, 2000, and ending on the date of the next annual meeting of the stockholders. Mr. He established the original yifan.com web-site in 1997 while studying computer science at the State University of New York at Stonybrook. For the last three years, Mr. He has been responsible for daily management, operations, strategy development, technical design, product development and quality assurance. Mr. He has managed the growth of the Company from a sole proprietorship through the formation of an LLC, a reorganization of the LLC into Yifan.com, Inc and the subsequent combination of Yifan.com, Inc with the Company. During this development period, Mr. He supervised the expansion of the Company's staff to over 30 consultants and employees, including a total of 7 PhDs. In addition to daily management responsibilities, Mr. He is primarily responsible for administration of the Company, including hiring of personnel. Mr. He's education also includes a Major in International Business with a Minor in Computer Science from Northwestern Polytechnic University in Xi'an, China. Mr. He was born in Xi'an, China, and has been resident in the U.S. since 1996.

     Mr. Michael Yung is part-time consultant to the Company and will also will serve as a Director for a term commencing on August 17, 2000, and ending on the date of the next annual meeting of the stockholders. Mr. Yung is employed full-time as Senior Vice President, Asian Markets for Paine Webber Inc., a position he has held since 1997. Mr. Yung's duties at Paine Webber include developing Asian markets in the United States and overseas for that company. Before joining Paine Webber, Mr. Yung held a similar position with Citigroup as Vice President, Asia Development. Prior to Citigroup, Mr. Yung held positions in sales and marketing, including two years as Vice President, International
Marketing, with Highfu International, a producer and marketer of police equipment, where he was in charge of developing and marketing new products. Mr. Yung holds investment licenses Series 7, 24 and 63, and is a graduate of The New York Institute of Technology, where he earned a Bachelor of Science degree in Marketing. Mr. Yung was born in Taipei, Taiwan and relocated to the U.S. as a teenager in 1977.

     Mr. Jeffery Wu is part-time consultant to the Company and will also serve as a Director for a term commencing on August 17, 2000, and ending on the date of the next annual meeting of the stockholders. Mr. Wu is employed full-time as Chief Executive Officer of Hong Kong Supermarket, the largest chain of Chinese specialty supermarkets in the Northeast. Mr. Wu is also President of Moo Chung Loong (MCL) Trading, Inc., a $50 million wholesale food distributor that services the Hong Kong Supermarket chain and other retail grocers. MCL trading is currently the largest Asian food distributor in the Northeast. MCL has recently expanded to San Francisco and Houston. Mr. Wu is also actively involved in real estate investments and has expanded his holdings from 3 thousand square feet in 1985 to over 2 million square feet.

     Mr. Ahn Tran is part-time consultant to the Company and will also serve as a Director for a term commencing on August 17, 2000, and ending on the date of the next annual meeting of the stockholders. Mr. Tran, has been president of Hong Kong Supermarket since 1994 and is responsible for the daily operations of six supermarkets averaging nearly $120 million in annual revenue. Mr. Tran is also a principal stockholder of MCL Trading. Mr. Tran brings key strategic alliance and partnership expertise to the Company. Mr. Tran immigrated to the U.S. in 1980 and has quickly adapted to the entrepreneurial environment.

       Ms. Sally A. Fonner serves as our Secretary and has been the sole member of the Company's Board since March 30, 2000. Ms. Fonner will continue to serve as a Director until the next annual meeting of the stockholders. For most of the last 15 years, Ms. Fonner has worked as an independently employed business consultant. She graduated from Stephens University in 1969 with a Bachelor of Arts degree in Social Systems. After a stint in the private sector, Ms. Fonner returned to further her education and obtained her MBA degree from the Executive Program of the University of Illinois in 1979. For the past five years Ms. Fonner has been engaged in the business of restructuring public companies and arranging business combination transactions. In addition to her work on behalf of the Company, Ms. Fonner has previously served as the sole director of and arranged business combinations for a total of four other inactive public companies:

       Telemetrix, Inc. (TLXT), formerly Arnox Corporation.
       eNote.com, Inc. (ENOT), formerly Webcor Electronics, Inc.
       Dupont Direct Financial Holdings, Inc. (DIRX) formerly Marci
         International Imports, Inc.
       Liberty Group Holdings, Inc. (LGHI), formerly Bio Response, Inc.

     Mr. Jeff Kraft will serve as our Interim Chief Financial Officer until December 31, 2000. In this capacity, Mr. Kraft will be responsible for the overall financial management of the Company, and developing the accounting and financial reporting systems. Mr. Kraft is currently the Controller of Capston and manages all financial aspects of Capston's operations. It is not anticipated that Mr. Kraft will ever become a full-time employee of our Company. Mr. Kraft received his Bachelor of Science degree in Accounting from Florida State University. Before joining Capston, Mr. Kraft was employed as the Controller for Thermacell Technologies, a public corporation that manufactured and sold specialty paints throughout the Southeast. Mr. Kraft has held executive accounting positions in manufacturing, retailing, banking, real estate development and auditing.

Board Of Directors Committee Structure and Meetings

       The Company has no standing audit, nominating or compensation committees.

       During the year ended December 31, 1999, the Board did not hold any meetings. During the subsequent period ended March 30, 2000, the Board held one meeting, attended by all members, to approve the Tobem stock purchase and the appointment of Ms. Fonner to serve as a Director of the Issuer. Between March 30, 2000 and the date of this Report, Ms. Fonner, acting in her capacity as the sole Director of the Company, consented in writing to eight different corporate actions.

Section 16(A) Beneficial Ownership Reporting Compliance

       None of the Issuers principal stockholders or former directors and officers filed any of the reports required by Section 16(a) of the Exchange Act during the year ended December 31, 1999. Based on a review of its stock transfer records, the Issuer does not believe that any of its principal stockholders or former directors and officers engaged in any reportable transactions during the year ended December 31, 1999.

Executive Compensation

       Yifan He established the yifan.com web-site in 1997 and has been the principal executive officer of Yifan since that date. No executive officer or director of Yifan received any cash compensation during the year ended December 31, 1999. Yifan has never had any option, stock appreciation, deferred compensation or pension plans and Mr. He has no received no non-cash benefits from Yifan.

       The Company has recently entered into a three-year employment agreement with Mr. He who will be entitled to receive an annual salary of $80,000 commencing August 1, 2000. Mr. He's salary will increase to $100,000 during the second year of the agreement and to $120,000 during the third year. In addition, Mr. He will be entitled to receive certain performance bonuses, annual incentive bonuses and annual cost of living increases, at the discretion of the Board of Directors, plus any fringe benefits offered generally to all the Company's employees, and reimbursement for expenses incurred for the benefit of the Company. Under the terms of his Employment Agreement, Mr. He is required to devote substantially all of his business time to the affairs of the Company.

       Ms. Fonner served as the sole officer of the Company during the period from March 30, 2000 through July 30, 2000. She received no cash compensation from the Company for such services. Notwithstanding the foregoing, Capston was granted the right to purchase up to 12,000,000 shares of Old Common from Tobem at a price of $.005 per share and subsequently exercised its right with respect to 11,000,000 shares. In addition, Capston received a $350,000 merger and acquisition fee from Yifan in connection with the Yifan Transaction. Capston has agreed to refund this acquisition fee to the Company if, prior to the first anniversary of the Yifan Transaction, the New Common is listed on the Nasdaq Stock Market and the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days. To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in escrow with a bank selected by the Company.

       Ms. Fonner has agreed to remain a member of the Company's Board and work as the Company's Secretary and Director of Regulatory Affairs for a one-year term commencing on August 1, 2000. In this capacity, Ms. Fonner will manage, operate and maintain all required internal accounting and external financial reporting systems on behalf of the Company until such operations have expanded to a point where it is economically feasible for the Company to retain its own in-house accounting and financial reporting staff. Ms. Fonner will also manage the preparation and filing of all required reports and registration statements with the Commission, the NASD and other regulatory authorities, and manage all of the Company's relationships with its transfer agents, financial printers, public relations firms and investor communications firms. Under the terms of her employment agreement, Ms. Fonner is obligated to pay all expenses associated with the operation and maintenance of her office, including the cost of any required support staff, and the Company will have no obligation to make any contribution to such costs. Ms. Fonner's sole compensation will be 180,000 shares of New Common that will be issued to her on the effective date of the Amendment. Under the terms of her Employment Agreement, Ms. Fonner is required to devote such time to the affairs of the Company as may be reasonably required under the circumstances.

       The other executive officers of the Company serve without regular compensation but may, from time to time, be entitled to receive performance bonuses and incentive bonuses at the discretion of the Board of Directors. All of the Company's employment agreements prohibit direct competition with the Company during their term, and for a period of two years after termination. Except as set forth above, the Company's executive officers are required to devote such time to the affairs of the Company as may be reasonably required under the circumstances. Notwithstanding the foregoing, each of the Company's officers has retained the right to pursue other business interests to the extent that such interests are not competitive with the Company and do not adversely affect their performance as officers. Accordingly, the Company may not have a first right to exploit all opportunities that may come to the attention of its officers.

Pension and Long-Term Incentive Plans

       The Company did not have a pension plan in the year ended December 31, 1999. No stock options or long-term incentive awards were issued to any executive officer or director by the Company in the year ended December 31, 1999.

ITEM 7.
FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

       Audited consolidated financial statements of the Issuer as of December 31, 1998 and 1999 are incorporated herein by reference from the Issuer's Annual Report on Form 10-KSB. Such financial statements have been incorporated herein in reliance on the report of Harmon & Company, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

       Unaudited financial statements of the Issuer as of June 30, 2000 and for the six month periods ended June 30, 1999 and 2000 are incorporated herein by reference from the Issuer's Quarterly Report on Form 10-QSB. These unaudited financial statements reflect all adjustments, consisting of adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the interim periods.

       Audited financial statements of Yifan LLC as of December 31, 1999, attached hereto have been included in reliance on the report of Want & Ender, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

       Unaudited financial statements of Yifan.com, Inc as of June 30, 2000 and for the six month periods ended June 30, 1999 and 2000 are also attached hereto. Such unaudited financial statements reflect all adjustments, consisting of adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the interim periods.

(b)      Pro forma financial information.


       An unaudited pro forma consolidated balance sheet at June 30, 2000, together with the related unaudited pro forma consolidated statements of income for the six months ended June 30, 2000 and the year ended December 31, 1999, together with the related notes thereto are attached hereto and incorporated herein by this reference.

(c)   Exhibits.

    2.1 Reorganization Agreement (without exhibits) between Yifan Communications, Inc, Yifan.com, Inc and all of the stockholders of Yifan.com, Inc dated July 30, 2000
    3.1  Amendment to the By-laws of Smart Games Interactive, Inc.
         dated March 30, 2000                                                 *
    3.2  Certificate of Ownership and Merger merging Yifan
         Communications, Inc. into Smart Games Interactive Inc.
         dated July 21, 2000                                                 **
    3.3  Amendment to the Certificate of Incorporation of Yifan
         Communications, Inc. dated July 27, 2000                            **
   10.1  Stock Purchase Agreement and Investment Representation
         Letter between Tobem Investments Limited and Smart Games
         Interactive, Inc dated March 28, 2000                                *
   10.2  Project Management Agreement between Smart Games
         Interactive, Inc, Tobem Investments Limited and Capston
         Network Company dated March 31, 2000                                 *
   10.3  Employment Agreement between Yifan Communications, Inc, and Sally A. Fonner dated July 30, 2000
   10.4  Agreement between Yifan.com, Inc and the law firm of
         Petersen & Fefer dated July 3, 2000
   10.5  Year 2000 Incentive Stock Plan of Yifan Communications,
         Inc. dated August 3, 2000
   16.1  Letter from Harmon & Company, Certified Public
         Accountants
         Re: Change in Certifying Accountant                                 ***
   24.1  Consent of Harmon & Company, Certified Public Accountants
   24.2  Consent of Want & Ender, Certified Public Accountants

     * Incorporated by reference from Current Report on Form 8-K dated April 17, 2000.

     ** Incorporated by reference from Current Report on Form 8-K dated July 31, 2000.

     ***  Will file by amendment.

Item 8.
CHANGE IN FISCAL YEAR

       Not applicable.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, Yifan Communications, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YIFAN COMMUNICATIONS, INC.
August 14, 2000



By: /s/
    ------------------------
    Yifan He, Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS


       AUDITED FINANCIAL STATEMENTS
       OF YIFAN LLC

       Report of Want & Ender Independent Accountants                        F-3
       Balance Sheet as at December 31, 1999                                 F-5
       Statement of Members' Equity as at December 31, 1999                  F-4
       Statement of Income (Loss) for the period
           January 22, 1999 (inception) through December 31, 1999            F-5
       Statement of Cash Flows for the period
           January 22, 1999 (inception) through December 31, 1999            F-6
       Notes to Consolidated Financial Statements                            F-7

       UNAUDITED FINANCIAL STATEMENTS
       OF YIFAN.COM, INC.

       Unaudited Interim Balance Sheet as at June 30, 2000                  F-11
       Unaudited Statement of Changes in Stockholders' Equity
            for the six months ended June 30, 2000                          F-12
       Unaudited Interim Statements of Income (Loss)
            for the three- and six-month periods ended June 30, 2000        F-13
       Unaudited Interim Statements of Cash Flows
            for the six-month period ended June 30, 2000                    F-14
       Notes to Interim Financial Statements                                F-15

       UNAUDITED PRO FORMA FINANCIAL STATEMENTS
       OF YIFAN COMMUNICATIONS INC.

       Unaudited Pro Forma Consolidated Balance Sheet
            as of June 30, 2000                                             F-19
       Unaudited Pro Forma Statement of Operations for the
            Year Ended December 31, 1999                                    F-20
       Unaudited Pro Forma Statement of Operations for the
            Six Months Ended June 30, 2000                                  F-21
       Notes to Interim Financial Statements                                F-22

                          Independent Auditors' Report


To the Members and Managers
of Yifan LLC

       We have audited the accompanying balance sheet of Yifan LLC at December 31, 1999, and the related statements of income, member's equity, and cash flow for the period January 22 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yifan LLC at December 31, 1999, and the results of its operations and its cash flows for the period January 22 1999 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

                                                Want & Ender
                                                Certified Public Accountants

New York, New York
August 14, 2000

Yifan LLC
                                  Balance Sheet
                             As at December 31, 1999


Assets
--------------------------------------------------------------------------------

          Current Assets

                 Cash                                      $ 139,141
                                                           ---------

          Total Current Assets                               139,141

          Fixed Assets
                 Computer and office equipment, net           29,972
                                                           ---------

          Total Fixed Assets                                  29,972

          Other Assets                                          --
                 Capitalized software development            182,320
                                                           ---------

          Total Assets                                     $ 351,433
                                                           =========


Liabilities and Members' Equity
--------------------------------------------------------------------------------

          Current Liabilities                              $      10
                                                           ---------

          Total Liabilities                                       10
                                                           ---------

          Pre-incorporation subscriptions received for
                 common stock of Yifan.com, Inc.             231,000
                                                           ---------


          Paid in members' equity                            181,506
          Accumulated Income (Loss)                          (61,083)
                                                           ---------

          Total members' equity                              120,423
                                                           ---------

          Total Liabilities and Members' Equity            $ 351,433
                                                           =========











     The accompanying notes are an integral part of these financial statements.

                                    Yifan LLC
                          Statement of Members' Equity
                             As at December 31, 1999



--------------------------------------------------------------------------------

          Beginning balance                                      $     --

          Cash contributions from members                        $ 145,316
                 Non-cash contributions from members                36,190
                                                                 ---------
          Total contributions from members                       $ 181,506

          Net Income (loss) for year ended December 31, 1999       (61,083)
                                                                 ---------

          Balance at December 31, 1999                           $ 120,423
                                                                 =========




































     The accompanying notes are an integral part of these financial statements.

                                    Yifan LLC
                           Statement of Income (Loss)
                   For the Period January 22, 1999 (inception)
                            through December 31, 1999



--------------------------------------------------------------------------------

Revenue
       Web site development fees .....     $  8,000

Operating Expenses
       Advertising ...................        2,000
       Business consulting fees ......       18,170
       Bank and finance charges ......          724
       Network expenses ..............       39,058
       Professional fees .............          600
       Telephone expenses ............        1,374
       Office expenses ...............           55
       Office supplies ...............          206
       Licenses and permits ..........          951
       Dues and subscriptions ........        2,416
       Books and periodicals .........          124
       Travel, meals and entertainment           75
                                           --------

Total Operating Expenses .............       65,753
                                           --------

Net Ordinary Income ..................      (57,753)
                                           --------

Other Expense
       Depreciation ..................        3,330
       Taxes .........................         --
                                           --------

Net Income (Loss) ....................     ($61,083)
                                           ========

















     The accompanying notes are an integral part of these financial statements.

                                    Yifan LLC
                             Statement of Cash Flows
                   For the Period January 22, 1999(inception)
                            through December 31, 1999



--------------------------------------------------------------------------------

Cash Provided By (Used in) Operating Activities

Net Income (Loss) ..............................................................     ($ 61,083)
                                                                                     =========

Adjustments  to reconcile  net income  (loss) to net cash  provided by (used in)
operating activities:
       Depreciation ............................................................         3,330
       Increase (decrease) in current liabilities ..............................            10
       Capitalized software development ........................................      (182,320)
                                                                                     ---------
Total Adjustments ..............................................................      (178,980)

Net cash provided by (used in)
     operating activities ......................................................     ($240,063)

Investing Activities
       Purchase computer and office equipment ..................................       (33,302)
       Purchase of goodwill ....................................................          --
                                                                                     ---------
Net cash used in investing activities ..........................................       (33,302)

Financing Activities
       Pre-incorporation subscriptions received for
           common stock of Yifan.com, Inc. .....................................       231,000
       Member capital contributions ............................................       181,506

Net cash provided by (used in)
     financing activities ......................................................       412,506

Net increase (decrease) in cash ................................................       139,141

Cash at end of period ..........................................................       139,141

















     The accompanying notes are an integral part of these financial statements.

                                    YIFAN LLC
                          NOTES TO FINANCIAL STATEMENTS

1.       Nature of Business

       Yifan LLC (the "Company") is an Internet communications and software development company that delivers content, community and commerce targeted to the needs of the Chinese community in North America. The Company provides a free service that gives its registered users access to a variety of online features. The Company also provides Internet advertising and value-added business services designed to enhance the Internet presence of its clients. The Company currently operates under four principal Internet domain names "yifan.com," "yifan.net," "yifannet.com" and "gotofind.com." All of the Company's Internet products and services are written in the Chinese language. The Company's business goal is to capitalize on the growth of the Internet among Chinese users and become a worldwide leader in the Chinese language market.

2.       Organization

       The Internet web site "yifan.com" was created by Yifan He in May 1997. Mr. He operated the yifan.com web site as a sole proprietorship and personal hobby until January 1999.

       The Company is a New York limited liability company organized on January 22, 1999 to finance the further development and expansion of the "yifan.com," web site.

       In connection with the formation of the Company Mr. Yifan He contributed all his right title and interest in the yifan.com web site to the Company in exchange for a membership interest. During 1999, two individuals contributed $145,298 in cash to the Company in exchange for membership interests. During 1999, three individuals contributed consulting services valued at $18,170 and five individuals contributed software development services valued at $18,020 to the Company in exchange for membership interests. The valuation of these personal service contributions is based on the cash consideration paid for similar interests at the time the services were rendered.

       On December 20, 1999, all of the Company's members executed an "Agreement Respecting Allocation of Limited Liability Company Interests and Conversion to Corporation" that authorized the creation of a successor corporation named Yifan.com, Inc. and the transfer of the Company's assets and operations to such corporation. The Articles of Incorporation of Yifan.com, Inc. were filed with the Division of Corporations and State Records of the Department of State of the State of New York on January 5, 2000 and Yifan.com, Inc. succeeded to the business and operations of the Company on that date.

       The balance sheet reflects the financial position of the Company as of December 31, 1999. The related statements of operations, cash flow and stockholders' equity reflect the operations of the Company for the period January 22, 1999 (Inception) through December 31, 1999.

3.       Summary of Significant Accounting Policies

(a)      Use of estimates

       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(b)      Cash and cash equivalents

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

(c)      Property and equipment

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The principal annual depreciation rates used are as follows:

         Furniture and fixtures                      20.0%
         Office equipment                            20.0%
         Computer equipment                          33.3%

(d)      Pre incorporation subscriptions

       During 1999, the members of the Company decided to reorganize the Company into a corporation in order to facilitate future capital raising activities. On December 21, 1999, counsel prepared Articles of Incorporation for Yifan.com, Inc. and forwarded them to the New York Department of State for filing. After mailing of the Articles of Incorporation, the Company accepted subscriptions for 115,500 shares of Yifan.com common stock at a price of $2 per share. Since the Articles of Incorporation for Yifan.com were delayed in the mail and ultimately not processed until January 5, 2000, the pre-incorporation subscriptions are separately stated in the mezzanine.

 (e)     Non-cash compensation

       During 1999, three individuals contributed consulting services valued at $18,170 and five individuals contributed software development services valued at $18,020 to the Company in exchange for membership interests. The valuation of these personal service contributions is based on the cash consideration paid for similar interests at the time the services were rendered. The non-cash consulting payments were charged to expense in the current period and the non-cash software development payments were aggregated with the Company's other software development costs.

(f)      Software development costs

       The Company accounts for software development costs in compliance with the requirements of FASB 86, which requires the capitalization of software development costs once the technological feasibility of a software product is established. During the year ended December 31, 1999, the Company capitalized a total of $182,320 in software development costs, including $18,020 in non-cash software development costs that were paid through the issuance of membership interests. Capitalized software development costs will be amortized in future periods in accordance with the requirements of FASB 86.

(g)      Revenue recognition

       The Company has never generated revenues from advertising, web hosting, software sales or business services. The Company derived 100% its 1999 revenues from a web site development contract that was abandoned by the client prior to completion.

(h)      Net loss per share

       The Company maintains the ownership accounts of its members based on a percentage interest for each member rather than on the basis of shares. Accordingly, net loss per share is not calculated.

4.       Subsequent Events

(a)      Conversion to corporation

       Yifan.com, Inc., a New York corporation, was organized on January 5, 2000 as the corporate successor to the Company. In connection with the organization of Yifan.com, Inc. the Company conveyed all of its properties and business operations to Yifan.com, Inc. and the members of the Company received a total of 4,750,000 shares of Yifan.com, Inc.'s $.01 par value common stock. Concurrently, the pre-incorporation subscriptions were accepted and 115,500 shares were issued to the subscribers.

 (b)     Private placements of common stock by Yifan.com, Inc.

       Between January 1 and July 30, 2000, Yifan.com, Inc. accepted subscriptions to purchase 465,500 shares of its common stock at a price of $2 per share from private placement investors. The net cash proceeds associated with these private sales of securities were $931,000.

       As of July 30, 2000, Yifan.com, Inc. had received and accepted fully paid subscriptions for 313,500 shares of common stock more than the limits authorized by its charter. In connection with the acceptance of these subscriptions, the holders of a majority of the issued and outstanding common stock consented to an amendment to the Articles of Incorporation of Yifan.com, Inc. This Amendment became unnecessary when the Company entered into a business combination with Yifan Communications, Inc.

(c)      Business combination with Yifan Communications, Inc.

       On July 30, 2000, Yifan.com, Inc. and all its stockholders and subscribers, entered into a business combination agreement with Yifan
Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc. In connection with this Agreement:

              Yifan Communications took action to effect a 1 for 40 reverse split of its common stock and increase its authorized capital;

              the stockholders and subscribers of Yifan.com, Inc. contributed all of their interest in Yifan.com, Inc. to Yifan Communications solely in exchange for the right to receive 11,994,750 shares of post-reverse split common stock of that company;

              Yifan   Communications   agreed   to  issue   179,921   shares  of
       post-reverse split common stock to certain finders who assisted in the negotiation of the transaction; and

              A principal stockholder of Yifan Communications agreed to transfer 89,961 shares of post-reverse split common stock to such finders.

(d)      Reverse merger method of accounting

       Following the acquisition, the former management of Yifan.com, Inc. became the management of Yifan Communications. The former stockholders of Yifan.com will be issued 92% of the outstanding shares of Yifan Communications on the effective date of an amendment to that company's Certificate of Incorporation.

       In accordance with generally accepted accounting principles, the acquisition of Yifan.com will be accounted for as a reverse merger. As a result, Yifan.com will be considered to be the acquiring entity and Yifan Communications the acquired entity for accounting purposes, even though Yifan Communications is the acquiring entity for legal purposes.

       In connection with the acquisition, Yifan.com, Inc. paid a $350,000 merger and acquisition fee to Capston Network Company. Capston has agreed to refund this acquisition fee to the Company on the first anniversary of the Yifan acquisition if:

       o      the New Common is listed on the Nasdaq Stock Market; and

       o the average closing bid price of the New Common has been at least $10 per share for a period of at least 45 consecutive trading days.

       To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of post-reverse split common stock in a bank escrow.

       The historical financial information of Yifan LLC and Yifan.com, Inc. will become the historical financial information of Yifan Communications in connection with the acquisition. Similarly, the historical equity and earnings of Yifan LLC and Yifan.com, Inc. prior to the acquisition will be retroactively restated for the equivalent number of shares to be received in connection with the acquisition.

                                 Yifan.com, Inc.
                         Unaudited Interim Balance Sheet


                                                      June 30, 2000
Assets
--------------------------------------------------------------------------------

Cash ..............................................     $ 366,185
                                                        ---------

Total Current Assets ..............................       366,185

Computer and office equipment, net ................        40,154
                                                        ---------

Total Fixed Assets ................................        40,154

Other Assets
       Deposit on merger and acquisition fee ......       150,000
       Capitalized software development ...........       432,939
                                                        ---------

Total Other Assets ................................       582,939
                                                        ---------

Total Assets ......................................     $ 989,278
                                                        =========


Liabilities and Equity
--------------------------------------------------------------------------------

Current Liabilities ...............................     ($  3,793)

Total Liabilities .................................        (3,793)
                                                        ---------

Subscriptions received for 212,000 shares of
       common stock in excess of authorized capital       424,000
                                                        ---------

Common Stock, $.01 par value 5,000,000 shares
       issued and outstanding at June 30, 2000 ....        50,000

Additional paid-in capital ........................       570,405

Retained earnings (deficit) .......................       (51,334)
                                                        ---------

Total stockholders' equity ........................       569,071
                                                        ---------

Total Liabilities and Equity ......................     $ 989,278
                                                        =========










       The   accompanying   notes  are  an  integral  part  of  these  financial
statements.

                                 Yifan.com, Inc.
             Unaudited Statement of Changes in Stockholders' Equity


                                                            June 30, 2000
                                                             (Unaudited)
--------------------------------------------------------------------------------

Common Stock, 4,750,000 shares $.01 par value
       issued at inception (January 5, 2000) ............     $ 47,500

Common Stock issued in satisfaction of
       pre incorporation subscriptions for 115,500 shares        1,155

Additional Common Stock sold to investors during
       six-months ended June 30, 2000 (134,500 shares) ..        1,345

Common Stock Balance at June 30, 2000 ...................     $ 50,000
                                                              ========

Additional paid-in capital at inception .................     $ 72,923

Additional paid-in capital associated with stock issued
       in satisfaction of pre incorporation subscriptions      229,845

Additional paid-in capital associated with stock issued
       to investors during six-months ended June 30, 2000      267,637

Additional paid-in capital Balance at June 30, 2000 .....     $570,405
                                                              ========






















       The   accompanying   notes  are  an  integral  part  of  these  financial
statements.

                                    Yifan LLC
                  Unaudited Interim Statements of Income (Loss)


                                                 Three-months Ended                      Six-months Ended
                                              June 30          June 30               June 30           June 30
                                               2000             1999                  2000              1999
---------------------------------------------------------------------------------------------------------------------------

Operating Revenue                                  --                --                    --               --

       Operating Expenses
       Advertising                              1,850                --                 1,850               --
       Automobile expense                       5,647                --                 7,072               --
       Business consulting fees                 3,225                --                 3,225               --
       Bank and finance charges                   (11)              738                  (287)             557
       Network expenses                        15,061               180                27,268              380
       Professional fees                          500               600                   500              600
       Telephone expenses                       1,309                --                 2,319               --
       Office expenses                            205                --                   366               --
       Office rent                                313                --                   959
       Office supplies                            297                51                   297              171
       Licenses and permits                        --               250                    --              250
       Books and periodicals                       --                70                    --              124
       Travel, meals and entertainment          1,885                --                 2,961               --
Depreciation                                    2,550                --                 4,805               --

Total Operating Expenses                       32,527             1,040                51,334            2,082
                                              -------            ------               -------           ------

Income (Loss) before taxes                   ( 32,527)          ( 1,040)             ( 51,334)         ( 2,082)

Taxes                                              --                --                    --               --
                                                   --                --                    --               --

Income (loss) after taxes                    ($32,527)          ($1,040)             ($51,334)         ($2,082)
                                             =========          ========             =========         ========

Number of shares used to calculate
     Income (loss) per share                5,212,000         4,750,000             5,025,000        4,750,000

Income (loss) per share                     ($.01)               *                 ($.01)                *

* less than ($.01) per share












                        The accompanying notes are an integral part of these financial statements.

                                    Yifan LLC
                    Unaudited Interim Statement of Cash Flows



                                                                                             Six-months Ended
                                                                                               June 30, 2000
---------------------------------------------------------------------------------------------------------------------------
Cash Provided By (Used in)
Operating Activities

Net Income (Loss)                                                                                   ($51,334)
                                                                                                    =========

Adjustments  to reconcile  net income  (loss) to net cash  provided by (used in)
operating activities:
       Depreciation                                                                                    4,805
       Increase (decrease) in current liabilities                                                     (3,803)
       Capitalized software development                                                             (250,619)
                                                                                                    ---------
Total Adjustments                                                                                   (249,617)

Net cash provided by (used in)
operating activities

       Investing Activities
       Purchase computer and office equipment                                                       ( 14,987)
       Deposit on merger and acquisition fee                                                        (150,000)
                                                                                                    ---------
Net cash used in investing activities                                                               (164,987)

Financing Activities
       Sale of common stock                                                                          268,982
       Subscriptions received for common stock
           in excess of authorized capital                                                           424,000
                                                                                                     -------

Net cash provided by (used in)
       financing activities                                                                          692,982

Net increase (decrease) in cash                                                                      227,044

Cash at beginning of period                                                                          139,141

Cash at end of period                                                                                366,185















       The   accompanying   notes  are  an  integral  part  of  these  financial
statements.

                                    YIFAN LLC
                      NOTES TO INTERIM FINANCIAL STATEMENTS

1.       Nature of Business

       Yifan.com, Inc. (the "Company") is an Internet communications and software development company that delivers content, community and commerce targeted to the needs of the Chinese community in North America. The Company provides a free service that gives its registered users access to a variety of online features. The Company also provides Internet advertising and value-added business services designed to enhance the Internet presence of its clients. The Company currently operates under four principal Internet domain names "yifan.com," "yifan.net," "yifannet.com" and "gotofind.com." All of the Company's Internet products and services are written in the Chinese language. The Company's business goal is to capitalize on the growth of the Internet among Chinese users and become a worldwide leader in the Chinese language market.

2.       Organization

       The Internet web site "yifan.com" was created by Yifan He in May 1997. Mr. He operated the yifan.com web site as a sole proprietorship and personal hobby until January 1999.

       On January 22, 1999 Mr. He contributed all his right title and interest in the yifan.com web site to Yifan LLC, a New York limited liability company. On December 20, 1999, all of the members of Yifan LLC executed an "Agreement Respecting Allocation of Limited Liability Company Interests and Conversion to Corporation" that authorized the creation of the Company and the transfer of Yifan LLC's assets and operations to the Company. On December 21, 1999, counsel prepared Articles of Incorporation for the Company and forwarded them to the New York Department of State for filing. After mailing of the Articles of Incorporation, Yifan LLC accepted subscriptions for 115,500 shares of the Company's common stock at a price of $2 per share. Since the Company's Articles of Incorporation were delayed in the mail and ultimately not processed until January 5, 2000, the pre-incorporation subscriptions were separately stated in the mezzanine on the financial statements of Yifan LLC for the year ended December 31, 1999.

       The balance sheet reflects the financial position of the Company as of June 30, 2000 and the related statements of operations, cash flow and stockholders' equity reflect the operations of the Company for the three- and six-month periods then ended. Yifan LLC is deemed the predecessor business of the Company. Accordingly, the accompanying financial statements include the results of operations of Yifan LLC for the period from January 1, 2000 to January 5, 2000.

3.       Summary of Significant Accounting Policies

(a)      Interim financial statements

       The financial statements as of June 30, 2000 and for the three- and six-month periods ended June 30, 1999 and 2000 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations.

(b)      Use of estimates

       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c)      Cash and cash equivalents

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

(d)      Property and equipment

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The principal annual depreciation rates used are as follows:

         Furniture and fixtures                      20.0%
         Office equipment                            20.0%
         Computer equipment                          33.3%

(e)      Software development costs

       The Company accounts for software development costs in compliance with the requirements of FASB 86, which requires the capitalization of software development costs once the technological feasibility of a software product is established. During the six-month period ended June 30, 2000, the Company capitalized a total of $268,982 in software development costs. Capitalized software development costs will be amortized in future periods in accordance with the requirements of FASB 86.

(f)      Subscriptions in excess of authorized capital

       As of June 30, 2000, the Company had received and accepted fully paid subscriptions for 212,000 shares of common stock more than the limits authorized by its charter. In connection with the acceptance of these subscriptions, the holders of a majority of the issued and outstanding common stock consented to an amendment to the Articles of Incorporation of Yifan.com, Inc. Since the required amendment to the Company's Articles of Incorporation had not been filed as of June 30, 2000, the subscriptions for shares in excess of authorized capital are separately stated in the mezzanine.

 (g)     Net loss per share

       Loss per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during each period. For purposes of calculating earnings per share, subscriptions in excess of the Company's authorized capital are treated as issued and outstanding.

4.       Subsequent Events

(a)      Private placements of common stock

       Between January 1 and June 30, 2000, the Company accepted subscriptions to purchase 465,500 shares of its common stock at a price of $2 per share from private placement investors. The net cash proceeds associated with these private sales of securities were $931,000.

       Between June 30 and July 31, 2000, the Company received and accepted fully paid subscriptions for 115,500 shares of its common stock at a price of $2 per share from private placement investors. The net cash proceeds associated with these private sales of securities were $231,000.

       As of July 30, 2000, Yifan.com, Inc. had received and accepted fully paid subscriptions for 331,000 shares of common stock more than its authorized capital. In connection with the acceptance of these subscriptions, an amendment to the Articles of Incorporation of Yifan.com, Inc. was consented to in writing by the holders of a majority of the issued and outstanding common stock but the Amendment has not yet been filed.

(b)      Business combination with Yifan Communications, Inc.

       On July 30, 2000, Yifan.com, Inc. and all its stockholders entered into a business combination agreement with Yifan Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc. In connection with this Agreement:

         Yifan Communications has taken action to effect a 1 for 40 reverse split of its common stock and increase its authorized capital; The stockholders of Yifan.com, Inc. have contributed all of their interest in Yifan.com, Inc. to the Yifan Communications solely in exchange for the right to receive 11,994,750 shares of post-reverse split common stock; Yifan Communications has agreed to issue 179,921 shares of post-reverse split common stock to certain finders who assisted in the negotiation of the transaction; and A principal stockholder of Yifan Communications has agreed to transfer an additional 89,961 shares of post-reverse split common stock to such finders.

(c)      Merger and acquisition fee

       In connection with the acquisition, Yifan.com, Inc. paid a $350,000 merger and acquisition fee to Capston Network Company.

       Capston has agreed to refund this acquisition fee to the Company if, prior to the first anniversary of the acquisition, the New Common of Yifan Communications is listed on the Nasdaq Stock Market and the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days. To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in escrow with a bank selected by Yifan Communications.

       The merger and acquisition free described above has been capitalized as goodwill and will be amortized over a period of 60 months.

(d)      Reverse merger method of accounting

       Following the acquisition of Yifan.com, Inc., the former management of Yifan.com became the management of Yifan Communications. The former stockholders of Yifan.com will be issued 92% of the outstanding shares of the New Common of Yifan Communications on the effective date of an amendment to that company's Certificate of Incorporation.

       In accordance with generally accepted accounting principles, the acquisition of Yifan.com will be accounted for as a reverse merger. As a result, Yifan.com will be considered to be the acquiring entity and Yifan Communications the acquired entity for accounting purposes, even though Yifan Communications is the acquiring entity for legal purposes.

       The historical financial information of Yifan.com will become the historical financial information of Yifan Communications and historical stockholders' equity and earnings per share of Yifan.com prior to the acquisition will be retroactively restated for the equivalent number of shares to be received in connection with the acquisition.

(e)      Balance Sheet at July 31, 2000

       As supplemental information, the Company has prepared an unaudited balance sheet at July, 31, 2000.

                                 Yifan.com, Inc.
                          Interim Audited Balance Sheet


Assets                                                  July 31, 2000
--------------------------------------------------------------------------------

Current Assets
       Cash ........................................     $   395,300

Fixed Assets
       Computer and office equipment, net ..........          39,304

Other Assets
       Capitalized software development ............         432,939
       Goodwill associated with business combination         350,000
                                                         -----------
Total Other Assets .................................         782,939
                                                         -----------


Total Assets .......................................     $ 1,217,543
                                                         ===========

Liabilities and Members' Equity
--------------------------------------------------------------------------------

Current Liabilities ................................          (3,793)
                                                         -----------

Subscriptions received for 313,500 shares of
     common stock in excess of authorized capital ..         662,000
                                                         -----------

Common Stock, $.01 par value 5,000,000 shares
     issued and outstanding at July 31, 2000 .......          50,000

Additional paid-in capital .........................         570,405

Retained earnings (deficit) ........................         (61,069)
                                                         -----------

Total stockholders' equity .........................         559,336
                                                         -----------

Total Liabilities and Equity .......................     $ 1,217,543
                                                         ===========

                            YIFAN COMMUNICATIONS INC
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000


                                            Historical                                     Yifan         Subsequent
                                    Yifan.Com           Yifan         Acquisition          Event          Combined
                                      Inc.         Communications     Adjustments       Adjustments        Company
Assets
Current Assets
Cash                                 366,185            13,473           (13,473)          29,115           395,300
Receivables - Trade And Other              0                 0                                                    0
Other Current Assets                       0                 0                                                    0
Total Current Assets                 366,185            13,473            29,115          (13,473)          395,300

Property, plant and equipment (net)   40,154                 0              (850)                            39,304

Other Assets
Capitalized Research & Development   432,939                 0                                              432,939
Goodwill                             150,000                 0                            200,000           350,000
Total Other Assets                   582,939                 0                 0          200,000           782,939
                                           `
Total Assets                         989,278            13,473            28,265          186,527         1,217,543

Liabilities & Equity

Current Liabilities
Accounts Payable                      (3,793)          339,282                           (339,282)           (3,793)
Other Accrued Expenses                                  46,828                            (46,828)                0
Total Current Liabilities             (3,793)          386,110                 0         (386,110)           (3,793)

Total Liabilities                     (3,793)          386,110                 0         (386,110)           (3,793)

Stockholders' Equity

Preferred Stock                            0                 0                                                    0
Common Stock                          50,000             5,530            (5,530)                            50,000
Subscriptions In Excess
   of Authorized Capital             424,000                             238,000         (662,000)                0
Additional Paid In Capital           570,405         6,334,943        (6,334,943)         662,000         1,232,405
Accumulated Deficit                  (51,334)       (6,763,110)        6,763,110
                                                                          (9,734)         (61,068)
Total Equity                         993,071          (422,637)          660,637           (9,734)        1,221,337

Total Liabilities & Equity           989,278           (36,527)          660,637         (395,844)        1,217,544








                     See accompanying to these unaudited pro forma consolidated financial statements.

                            YIFAN COMMUNICATIONS INC
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999


                                            Historical                                     Yifan         Subsequent
                                    Yifan.Com           Yifan         Acquisition          Event          Combined
                                      Inc.         Communications     Adjustments       Adjustments        Company
Revenues                               8,000                 0                                                8,000

Total Revenues                         8,000                 0                 0                              8,000

Costs And Expenses
Operating Expenses                    59,952                                                                 59,952
General And Administrative             5,801             6,967                                               12,768
Depreciation And Amortization          3,330                                                                  3,330
Operating Income (Loss)              (61,083)           (6,967)                0                            (68,050)
Other Income (Expenses)                    0           (51,700)                                             (51,700)
Income (Loss) Before Extraordinary
  Items                              (61,083)          (58,667)                0                           (119,750)
Extraordinary Items                        0          (453,376)                                            (453,376)
Income (Loss) Before Income Taxes    (61,083)         (512,043)                                            (573,126)
Net Income (Loss)                   (122,166)         (512,043)                0                           (573,126)



























       See accompanying to these unaudited pro forma consolidated financial statements.

                            YIFAN COMMUNICATIONS INC
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000


                                            Historical                                     Yifan         Subsequent
                                    Yifan.Com           Yifan         Acquisition          Event          Combined
                                      Inc.         Communications     Adjustments       Adjustments        Company

Revenues                                   0                 0                                                    0

Total Revenues                             0                 0                 0                                  0

Costs And Expenses
Operating Expenses                    39,128                                                                 39,128
General And Administrative             7,402             8,815                                               16,217
Depreciation And Amortization          4,805                                                                  4,805
Operating Income (Loss)              (51,335)           (8,815)                0                            (60,150)
Other Income (Expenses)                    0                 0                                                    0
Income (Loss) Before Extraordinary
 Items                               (51,335)        (8,815)                   0                            (60,150)
Extraordinary Items                        0           197,970                            422,637           620,607
Income (Loss) Before Income Taxes    (51,335)          189,155                 0          422,637           560,457
Net Income (Loss)                   (102,670)          189,155                 0          422,637           560,457

































       See accompanying to these unaudited pro forma consolidated financial statements.

                            YIFAN COMMUNICATIONS INC
                    NOTES TO UNAUDITED CONSOLIDATED PRO FORMA
                    FINANCIAL STATEMENTS AS OF JUNE 30, 2000
                    AND FOR THE YEAR ENDED DECEMBER 31, 1999
                     AND THE SIX MONTHS ENDED JUNE 30, 2000


1.       BASIS OF PRESENTATION

       The unaudited pro forma consolidated balance sheet is presented assuming the acquisition of Yifan.com, Inc. and the Subsequent Events occurred on June 30, 2000. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 are presented as if the Yifan Acquisition and the Subsequent Events occurred at the beginning of each period presented. The Unaudited Pro Forma Consolidated
Financial Statements may not necessarily be indicative of the results which would actually have occurred if the Yifan Acquisition and the Subsequent Events had been in effect on the date or for the periods indicated or which may result in the future.

2.       DESCRIPTION OF YIFAN ACQUISITION

     On July 30, 2000, the Company entered into a business combination agreement Yifan.com, Inc., a New York corporation, and all its stockholders. In connection with this Agreement:

o The Company has taken action to effect a 1 for 40 reverse split of its common stock and increase its authorized capital;

o the stockholders of Yifan.com, Inc. have contributed all of their interest in Yifan.com, Inc. to the Company solely in exchange for the right to receive 11,994,750 shares of post-reverse split common stock;

o The Company has agreed to issue 179,921 shares of post-reverse split common stock to certain finders who assisted in the negotiation of the transaction;

o Between June 30 and July 31, 2000, Yifan.com received and accepted fully paid subscriptions for 119,000 shares of its common stock, resulting in net cash proceeds of $238,000.

o In July 2000, Yifan.com incurred an operating loss of $9,734, including $850 in depreciation. It also paid the $200,000 balance of Capston's merger and acquisition fee.

3.       DESCRIPTION OF SUBSEQUENT EVENTS

(a) Between June 30 and July 30, 2000, the Company negotiated a series of settlement agreements whereby all of its remaining creditors, who collectively held $330,385 of the Company's accounts and notes payable, agreed to accept $38,107 in cash in full and final discharge of those debts. Of this amount, $26,916 was paid prior to July 30, 2000. In connection with the Yifan Acquisition, Capston Network Company, an affiliate of the Company's sole director, agreed to fully indemnify the Company, Yifan.com, Inc. and the stockholders of Yifan.com, Inc. from any debts or other losses arising from the ordinary business operations of the Company prior to July 28, 2000. Prior to the date of this Report, Capston paid all remaining amounts due under the settlement agreements with the Company's creditors.

(b) On July 27, 2000, the Company issued 1,351,756 shares of common stock to its former legal counsel in settlement of claims for unpaid fees.

(c) Capston contributed $13,107 in cash to the Company in connection with the settlement of the Company's debts. It also paid $35,179 in cash operating expenses of the Company during the period between March 30, and July 30, 2000. These cash contributions from Capston have been accounted for as a purchase of 3,500,000 shares of common stock.

(d) In connection with the Yifan Acquisition, Yifan.com, Inc. paid Capston a $350,000 merger and acquisition fee. Capston has agreed to refund this fee to the Company if, on the first anniversary of the acquisition:

o      the New Common of the Company is listed on the Nasdaq Stock Market; and

o the average closing bid price of the New Common has been at least $10 per share for a period of 45 consecutive trading days.

       To secure its obligations under this Agreement, Capston has agreed to deposit 35,000 shares of New Common in escrow with a bank selected by the Company.

4.       PRO FORMA ADJUSTMENTS - BALANCE SHEET

     The pro forma adjustments to the unaudited pro forma consolidated balance sheet reflect the following:

(a) The adjustments reflect the recording of the Yifan Acquisition using the reverse merger method of accounting and the allocation of the merger and acquisition fee paid by Yifan.com, Inc. to goodwill.

(b)    The adjustments reflect the recording of the Subsequent Events.